As filed with the Securities and Exchange Commission on April 9, 2007

Registration No. 333-140959

UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NORTHWESTERN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	4931	46-0172280
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification Number)

125 South Dakota Avenue, Suite 1100

Sioux Falls, South Dakota 57104

(605) 978-2908

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas J. Knapp

Vice President, General Counsel and Corporate Secretary

NorthWestern Corporation

125 South Dakota Avenue, Suite 1100

Sioux Falls, South Dakota 57104

(605) 978-2908

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies To:

Mark S. Weitz, Esq.

Leonard, Street and Deinard Professional Association

150 South Fifth Street, Suite 2300

Minneapolis, Minnesota 55402

(612) 335-1500

Approximate date of commencement of sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Bond	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
6.04% First Mortgage Bonds due 2016	$150,000,000	100%	$150,000,000	$16,050

(1)  Estimated pursuant to Rule 457(f) solely for purposes of calculating the registration fee.

(2)  Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) of the Securities Act of 1933, may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus, dated April 9, 2007

$150,000,000

Offer to Exchange

6.04% First Mortgage Bonds due 2016

which have been registered under the Securities Act of 1933

for any and all outstanding

6.04% First Mortgage Bonds due 2016

which have not been registered under the Securities Act of 1933 of

NorthWestern Corporation d/b/a

This exchange offer expires at 5:00 p.m., New York City time, on   , 2007, unless extended.

We are offering to exchange any and all of our outstanding $150 million aggregate principal amount of unregistered 6.04% First Mortgage Bonds due 2016 of NorthWestern Corporation issued on September 13, 2006, which we refer to as our original bonds, that are validly tendered and not validly withdrawn for an equal principal amount of 6.04% First Mortgage Bonds due 2016 of NorthWestern Corporation that we have registered under the Securities Act of 1933, which we refer to as the new bonds.

No public market exists for the original bonds or the new bonds. We do not intend to list the new bonds on any securities exchange or to seek approval for quotation through any automated quotation system.

The new bonds will be secured and will rank equally with all of our current and future indebtedness that is secured by a first mortgage lien on substantially all of our utility properties located in Montana and Wyoming, subject to certain exceptions described in this prospectus. The new bonds will not be guaranteed by any of our subsidiaries.

See “RISK FACTORS” beginning on page 10 for a discussion of the risks that holders should consider prior to making a decision to exchange original bonds for new bonds.

Each broker-dealer that receives new bonds for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new bonds. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new bonds received in exchange for original bonds where such original bonds were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2007.

This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document. Copies of this information are available without charge to any person to whom this prospectus is delivered, upon written or oral request. Written requests should be sent to General Counsel, NorthWestern Corporation, 125 South Dakota Avenue, Suite 1100 Sioux Falls, South Dakota 57104. Oral requests should be made by telephoning (605) 978-2908. To obtain timely delivery, you must request the information no later than , 2007, which is five business days before the expiration date of this exchange offer.

This prospectus is part of a registration statement we have filed with the SEC. We are submitting this prospectus to holders of original bonds so that you can consider exchanging the original bonds for new bonds. You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. We are not making an offer to exchange and issue the new bonds in any jurisdiction where the offer or exchange is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

i

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-4 (File No. 333- 140959 ). This prospectus, which forms part of the registration statement, does not contain all the information included in the registration statement. For further information about us and the securities offered in this prospectus, you should refer to the registration statement and exhibits to the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

We are “incorporating by reference” important business, financial and other information about us into this prospectus. This means that we are disclosing important information to you by referring you to another document filed separately with the SEC that is not delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus. Information that we file with the SEC after the date of this prospectus will automatically modify and supersede the information included or incorporated by reference in this prospectus to the extent that the subsequently filed information modifies or supersedes the existing information. We incorporate by reference the documents listed below (SEC File No. 1-10499) and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until the date that this exchange offer terminates:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2006; and

•   our Current Report s on Form 8-K filed February 26, 2007 (as it relates to Item 8.01 thereunder) , March 1, 2007, March 8, 2007, and March 15, 2007.

You may request a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or telephoning us at the following address and telephone number:

Corporate Secretary

NorthWestern Corporation

125 S. Dakota Avenue, Suite 1100

Sioux Falls, South Dakota 57104

(605) 978-2908

We maintain an internet site at http://www.northwesternenergy.com that contains information concerning us and our subsidiaries. The information contained on our internet site and those of our subsidiaries is not incorporated by reference in this prospectus and should not be considered a part of this prospectus.

ii

SUMMARY

This summary highlights selected information from this prospectus. The following summary information is qualified in its entirety by the information contained elsewhere or incorporated by reference in this prospectus. This summary is not complete and may not contain all of the information that you should consider prior to making a decision to exchange original bonds for new bonds. You should read this entire prospectus carefully, including the section entitled “Risk Factors,” in this prospectus, our consolidated financial statements and the related notes and any additional information incorporated by reference and described under the section entitled “Where You Can Find More Information.” Unless the context requires otherwise, references to “we,” “us,” “our” and “NorthWestern” refer specifically to NorthWestern Corporation and its subsidiaries.

Our Company

NorthWestern Corporation, doing business as Northwestern Energy, is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving approximately 640,000 customers in Montana, South Dakota and Nebraska. We have generated and distributed electricity in South Dakota and distributed natural gas in South Dakota and Nebraska since 1923. On February 15, 2002, we acquired electricity and natural gas transmission and distribution assets and natural gas storage assets of the former Montana Power Company, which have been in operation since 1912.

On April 25, 2006, we entered into an Agreement and Plan of Merger (Merger Agreement) with Babcock & Brown Infrastructure Limited (BBI) under which BBI will acquire NorthWestern Corporation in an all-cash transaction.

Our utility operations are regulated primarily by the Montana Public Service Commission (MPSC), the South Dakota Public Utilities Commission, the Nebraska Public Service Commission, and the Federal Energy Regulatory Commission (FERC). We operate our business in five reporting segments:

•	regulated electric operations;

•	unregulated electric operations;

•	regulated natural gas operations;

•	unregulated natural gas operations;

•

all other, which primarily consists of our other miscellaneous service activities that are not included in the other identified segments, together with the unallocated corporate costs and investments, and any eliminating amounts.

We were incorporated in Delaware in 1923. Our principal office is located at 125 S. Dakota Avenue, Sioux Falls, South Dakota 57104 and our telephone number is (605) 978-2908. We maintain an internet site at http://www.northwesternenergy.com that contains information concerning us and our subsidiaries. The information contained on our internet site and those of our subsidiaries is not incorporated by reference in this prospectus and should not be considered a part of this prospectus.

Summary of the Exchange Offer

The Exchange Offer

We are offering to exchange up to $150,000,000 aggregate principal amount of our new 6.04% first mortgage bonds due September 1, 2016 for up to $150,000,000 aggregate principal amount of our original 6.04% first mortgage bonds due September 1, 2016 which are currently outstanding. Original bonds may only be exchanged in $1,000 principal increments. In order to be exchanged, an original bond must be properly tendered and accepted. All original bonds that are validly tendered and not validly withdrawn will be exchanged.

Expiration Date	5:00 p.m., New York City time, on , 2007 unless we extend the exchange offer.
Resales Without Further Registration

Based on no-action letters issued by the staff of the SEC to third parties, we believe that the new bonds issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933 provided that:

• you are acquiring the new bonds issued in the exchange offer in the ordinary course of your business;

•     you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, the distribution of the new bonds issued to you in the exchange offer; and

• you are not our “affiliate,” as defined under Rule 405 of the Securities Act of 1933.

Each broker-dealer that receives new bonds for its own account in exchange for original bonds, where such original bonds were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new bonds.

The letter of transmittal states that by so acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new bonds received in exchange for original bonds where such original bonds were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Accrued Interest on the New Bonds and Original Bonds

The new bonds will bear interest from September 13, 2006 or the last interest payment date on which interest was paid on the original bonds surrendered in exchange therefor. Holders of original bonds that are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on such original bonds accrued from the last interest payment date to the date of issuance of the new bonds.

Conditions to the Exchange Offer	If the exchange offer would not be permitted by applicable law or SEC policy, we will not be required to consummate the exchange offer. See “The Exchange Offer—Conditions.”
Procedures for Tendering Original Bonds	Each holder of original bonds wishing to accept the exchange offer must:
• complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal; or
• if original bonds are tendered in accordance with the book-entry procedures described in this
• prospectus, the tendering holder must transmit an agent’s message to the exchange agent at the address listed in this prospectus.
You must mail or otherwise deliver the required documentation together with the original bonds to the exchange agent.

Special Procedures for Beneficial Holders

If you beneficially own original bonds registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your original bonds in the exchange offer, you should contact such registered holder promptly and instruct them to tender on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal for the exchange offer and delivering your original bonds, either arrange to have your original bonds registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Guaranteed Delivery Procedures	You must comply with the applicable guaranteed delivery procedures for tendering if you wish to tender your original bonds and
• your original bonds are not immediately available; or
• time will not permit your required documents to reach the exchange agent prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer; or
• you cannot complete the procedures for delivery by book-entry transfer prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.
Withdrawal Rights	You may withdraw your tender of original bonds at any time prior to 5:00 p.m., New York City time, on the date the exchange offer expires.
Failure to Exchange Will Affect You Adversely

If you are eligible to participate in the exchange offer and you do not tender your original bonds, you will not have further exchange or registration rights and your original bonds will continue to be subject to restrictions on transfer under the Securities Act. Accordingly, the liquidity of your original bonds will be adversely affected.

Material United States Federal Income Tax Consequences

The exchange of original bonds for new bonds pursuant to the exchange offer will not constitute a taxable event for United States federal income tax purposes. See “Material United States Federal Income Tax Considerations.”

Exchange Agent	The Bank of New York is serving as exchange agent.
Use of Proceeds	We will not receive any proceeds from the exchange offer. See “Use of Proceeds.”

Registration Rights	Additional interest with respect to the original bonds shall be assessed as described below if any of the following events occur:
• on or prior to 180 days after September 13, 2006, the exchange offer registration statement has not been filed with the SEC;
• on or prior to 90 days after the filing obligation to file a shelf registration statement arises, such shelf registration statement has not been filed with the SEC;
• on or prior to 310 days after September 13, 2006, the exchange offer has not been consummated;

•     on or prior to 90 days after the end of the period referenced above during which any required shelf registration statement is to be filed with the SEC, such shelf registration statement has not been declared effective by the SEC; or

• after either the exchange offer registration statement or the shelf registration statement is declared effective,
• such registration statement thereafter ceases to be effective, or
• such registration statement or the related prospectus ceases to be usable, except as permitted in the registration rights agreement.

If any of the above events occur, additional interest shall accrue on the original bonds over and above the interest rate set forth in the title of the original bonds at an annual rate of 0.25% for the first 90-day period from and including the date on which any of the events noted above occurs, and such annual rate will increase by an additional 0.25% with respect to each subsequent 90-day period until all such events have been cured, up to a maximum additional annual rate of 1.00%. See “The Exchange Offer—Terms of the Exchange Offer.”

Summary Terms of New Bonds

Issuer	NorthWestern Corporation d/b/a NorthWestern Energy
Bonds Offered

Up to $150,000,000 aggregate principal amount of 6.04% First Mortgage Bonds due September 1, 2016 that have been registered under the Securities Act. The form and terms of the new bonds will be the same as the form and terms of the original bonds except that:

• the new bonds will bear a different CUSIP number from the original bonds;
• the new bonds have been registered under the Securities Act, and therefore, will not bear legends restricting their transfer; and
• you will not be entitled to any exchange or registration rights with respect to the new bonds.

The new bonds will evidence the same debt as the original bonds. They will be entitled to the benefits of the indenture governing the original bonds and will be treated under the indenture as a single series with the original bonds. We refer to the new bonds and the original bonds collectively as the bonds in this prospectus.

Maturity Date	September 1, 2016.
Interest Rate

The new bonds will bear interest at the rate of 6.04% per annum from September 13, 2006 or the last interest payment date on which interest was paid on the original bonds, calculated on the basis of a 360-day year consisting of twelve 30-day months.

Interest Payment Dates	Each March 1 and September 1. Interest was paid on the original bonds on March 1, 2007. Interest payments will commence on the new bonds on September 1, 2007.
Optional Redemption	We may redeem some or all of the new bonds at any time at our option upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to the greater of:
• 100% of the principal amount of new bonds then outstanding to be redeemed, or;

•     the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein) plus 20 basis points;

plus, in either of the above cases, accrued and unpaid interest thereon to the redemption date. See “Description of the Bonds and the Mortgage – Optional Redemption.”
Security; Ranking

The original bonds are, and the new bonds will be, secured by a first mortgage lien on substantially all of our utility properties in Montana and Wyoming, subject to certain exceptions described in this prospectus. The new bonds will rank equally in right of payment with all current and future debt that is secured by the referenced first mortgage lien. As of December 31, 2006, we had approximately $481,570,000 of indebtedness that was secured by the mortgage governing the bonds. See “Description of the Bonds and the Mortgage—Security and Priority” for a more complete description.

Ratings

The original bonds are rated BBB by Fitch, BBB- by S&P and Baa3 by Moody’s. We expect the new bonds to have the same rating as the original bonds. Our ratings have been obtained with the understanding that these rating agencies will continue to monitor our credit ratings and will make future adjustments to the extent warranted. A rating reflects only the views of the rating agencies and is not a recommendation to buy, sell or hold the bonds. There is no assurance that any such rating will be retained for any given period of time or that it will not be revised downward or withdrawn entirely.

Form and Denominations

The new bonds will be issued in fully registered form, in denominations of $1,000 and integral multiples thereof. They will be represented by one or more global bonds, deposited with the Corporate Trustee as custodian of The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the global bonds will be shown on, and any transfers will be effected only through, records maintained by DTC and its participants. See “Description of the Bonds and the Mortgage—Book-Entry System.”

Events of Default

If an event of default occurs, the principal amount of the bonds then outstanding, together with any accrued interest, may be declared immediately due and payable, except that upon the occurrence of certain bankruptcy related events of default, such principal and interest will become immediately payable without any such declaration. See “Description of the Bonds and the Mortgage— Defaults; Remedies.”

Certain Covenants

The terms of the mortgage governing the bonds restrict our ability to create liens, enter into certain sale and leaseback transactions, or, in certain cases, to consolidate, merge or transfer all or substantially all of our assets. These restrictions are subject to a number of important qualifications and exceptions which are described under “Description of the Bonds and the Mortgage—Consolidation, Merger, Conveyance or Lease of Assets.”

Use of Proceeds

We will not receive cash proceeds from the issuance of the new bonds hereby. In consideration for issuing the new bonds in exchange for the original bonds as described in this prospectus, we will receive original bonds of like principal amount. The original bonds tendered and accepted in the exchange offer for the new bonds will be retired and canceled.

No Prior Market	The new bonds being offered in this prospectus are new securities for which there is no market. We cannot assure you that a liquid market for the new bonds will develop or be maintained.
Exchange Agent	The Bank of New York

For additional information regarding the bonds, see the section entitled “Description of the Bonds and the Mortgage” in this prospectus.

Please see the section below entitled “Risk Factors” for a description of certain of the risks that you should consider before participating in the exchange offer.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated.

For the purpose of calculating the ratios, “earnings” consist of income from continuing operations before income taxes , and “fixed charges” consist of interest on all indebtedness, amortization of debt expense and the percentage of rental expense on operating leases deemed representative of the interest factor. “Predecessor Company” refers to us prior to emergence from bankruptcy (operations prior to October 31, 2004). “Successor Company” refers to us after emergence from bankruptcy (operations after November 1, 2004).

	Successor Company			Predecessor Company
	Year Ended December 31,		November 1 December 31,	January 1 October 31,
	2006	2005	2004	2004
	(in thousands, except ratios)
Earnings:
Income (loss) before income taxes	$63,413	$100,057	$(11,450)	$547,520
Add: Fixed charges as below	66,327	71,636	13,283	83,670
Total	$129,740	$171,693	$1,833	$631,190
Fixed Charges:
Interest charges	56,016	61,295	11,021	72,822
Estimated interest within rental expense	10,311	10,341	2,262	10,848
Total	$66,327	$71,636	$13,283	$83,670
Ratio of earnings to fixed charges	1.96	2.40	—	7.54
Earnings to fixed charges deficit	—	—	(11,450)	—

RISK FACTORS

You should carefully consider the risk factors described below, and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which are incorporated by reference, as well as the other information included or incorporated by reference in this prospectus prior to making a decision to exchange original bonds for new bonds.

Risks relating to our Business

For a discussion of risks to consider regarding our business, see the risk factors section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as updated in our Quarterly Reports on Form 10-Q and current reports on Form 8-K.

Risks relating to the Exchange Offer

If you fail to exchange your original bonds, or do so improperly, they will continue to be restricted securities and may become less liquid.

Original bonds that you do not validly tender or that we do not accept will, following the exchange offer, continue to be restricted securities and you may not offer or sell them except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We will issue new bonds in exchange for the original bonds in the exchange offer only following the satisfaction of the procedures and conditions set forth in “The Exchange Offer – Exchange Offer Procedures.” Such procedures and conditions include timely receipt by the exchange agent of the original bonds and a properly completed and duly executed letter of transmittal. Because we anticipate that most holders of the original bonds will elect to exchange them for new bonds in the exchange offer, we expect that the liquidity of the market for the original bonds remaining after the completion of the exchange offer will be substantially limited. Any original bonds tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the original bonds outstanding. Following the exchange offer, if you do not tender your original bonds, you generally will not have any further registration rights, and such original bonds will continue to be subject to certain transfer restrictions.

There may be no trading market for the new bonds.

We do not intend to apply for listing or quotation of the new bonds on any securities exchange or to seek approval for quotations through any automated quotation system. Consequently, there is a risk that:

•	a liquid market for the new bonds will not develop;
•	you will not be able to sell your new bonds; or
•	you will not receive any specific price upon any sale of the new bonds.

If a public market for the new bonds does develop, the new bonds could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar bonds or notes and our financial performance.

Broker-dealers may need to comply with the registration and prospectus delivery requirements of the Securities Act.

Any broker-dealer that (i) exchanges its original bonds in the exchange offer for the purpose of participating in a distribution of the new bonds or (ii) resells new bonds that were received by it for its own account in the exchange offer may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the new bonds and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.

You may not receive new bonds in the exchange offer if the exchange offer procedure is not followed.

We will issue the new bonds in exchange for your original bonds only if you properly tender your original bonds before the expiration of the exchange offer. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to tenders of original bonds for exchange. If you are the beneficial holder of original bonds that are held through your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the exchange offer, you should promptly contact the person through whom your original bonds are held and instruct that person to tender on your behalf.

Risks relating to the Bonds

The trustee under the Mortgage governing the bonds does not monitor the collateral under the Mortgage.

The properties subject to the lien of the Mortgage (as defined in “Description of the Bonds and the Mortgage”) include substantially all of our utility properties in Montana and Wyoming, other than excluded assets, and the proceeds of the foregoing, whether now owned or acquired or arising in the future. Although the Mortgage will contain customary compliance and further assurances covenants, the trustee will not monitor the future acquisition of property and rights that constitute collateral under the Mortgage, and is not required to take any independent action to perfect the security interest in such acquired collateral. Further, the trustee will not monitor the maintenance of the collateral. If the collateral loses value or becomes impaired, it will be less valuable as security for the bonds.

Regulatory approvals and other practical constraints may make it difficult to realize the value of the collateral securing the bonds.

If a Default (as defined in “Description of the Bonds and the Mortgage”) occurs under the bonds, the trustee may, subject to certain conditions set forth in the Mortgage, exercise the remedies available under the Mortgage. However, the ability of the trustee to foreclose on the collateral and transfer the collateral to a third party on behalf of holders of the bonds may be subject to the consent of third parties and, for those assets that are subject to the jurisdiction of the FERC or the MPSC, the prior approval by the FERC or the MPSC, as the case may be.

There is no assurance that the approvals by government entities, such as the FERC or the MPSC, will be given when required to implement a foreclosure on the assets or the transfer of the assets to a third party, especially if we are not in compliance with any underlying permits at the time. Accordingly, the trustee may not have the ability to foreclose on those assets or assume or transfer the right to operate those facilities, and a temporary shutdown of operations may result and the value of the property may significantly decrease. Even if the trustee exercises the right to operate the facilities, there may also be practical problems associated with identifying a qualified operator to operate and maintain the facilities. Further, future regulatory developments or difficulties in obtaining or complying with required permits may adversely affect the value of this property. Finally, the value of the assets subject to the lien of the Mortgage could be impaired in the future because of changing economic conditions, competition, and other future trends.

Bankruptcy and other laws may limit the ability of the trustee to enforce certain rights under the Mortgage, and to realize value from the bonds.

The right of the trustee to repossess and dispose of the property securing the first mortgage bonds on the occurrence of an event of default under the Mortgage could be impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against us before the trustee had repossessed and disposed of the collateral securing the first mortgage bonds.

Any future pledge of collateral in favor of the trustee, including by security documents delivered after the date of the Original Mortgage (as defined in “Description of the Bonds and the Mortgage”), might be avoidable by the pledgor (as debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the bonds to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period.

In addition, the laws of the states in which the Mortgaged Property (as defined in “Description of the Bonds and the Mortgage”) is located may limit or deny the ability of the trustee or security holders to enforce certain rights and remedies provided in the Mortgage in accordance with their terms although, in the opinion of our counsel, such laws do not render the Mortgage inadequate for the practical realization of the security interest and lien afforded thereby.

To service our indebtedness, including the bonds, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness, including the bonds, and to fund working capital and planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory, weather and other factors that are beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule if at all or that future borrowings will be available to us under our credit facility or otherwise in an amount sufficient to enable us to pay our indebtedness, including the bonds, or to fund our other liquidity needs. We may be required to refinance all or a portion of our indebtedness, including the bonds, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all. For further discussion of our liquidity situation and related impacts, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” which is incorporated by reference from Item 7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

The Mortgage is not secured by our utility properties outside of Montana and Wyoming or by any assets of our subsidiaries.

The Mortgage, subject to certain exceptions, is secured by a lien on substantially all of our utility properties in Montana and Wyoming. Substantially all of our assets which are not subject to the lien of the Mortgage are encumbered by the General Mortgage Indenture and Deed of Trust, dated as of August 1, 1993, with The Bank of New York (as successor to JPMorgan Chase Bank, as successor to The Chase Manhattan Bank (National Association)), as trustee (such indenture as amended and supplemented from time to time, the “South Dakota Mortgage”), which is (subject to certain exceptions) a first mortgage lien on our utility properties in South Dakota, Nebraska, Iowa and North Dakota. Further, the Mortgage does not cover assets held by our subsidiaries nor does it limit the amount of indebtedness that any of our subsidiaries have incurred or may incur in the future.

There is additional debt outstanding under the Mortgage under which the bonds have been issued. In addition, we maintain the ability to issue substantial additional debt under the Mortgage, the South Dakota Mortgage and otherwise.

The bonds are secured by a mortgage lien on our utility properties in Montana and Wyoming, as more fully described in this prospectus. As of December 31, 2006, there was $481.6 million aggregate principal amount of first mortgage bonds outstanding under the Mortgage, and we retain the ability to issue new or additional first mortgage bonds under the Mortgage and additional debt under the South Dakota Mortgage and otherwise. For additional information, see “Description of the Bonds and the Mortgage— Issuance of Additional Bonds” below.

The ratings of the bonds do not address whether the bonds are suitable for your investment.

The original bonds have been assigned ratings of BBB, BBB- and Baa3 from Fitch, S&P and Moody’s, respectively. We expect the new bonds to have the same rating as the original bonds. A rating is not a recommendation to purchase, hold or sell the bonds, because a rating does not address market price or suitability for a particular investor. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn by a rating agency if, in its judgment, circumstances in the future so warrant.

Risks to Bondholders Related to Anticipated BBI Acquisition

If the merger with BBI is completed, our public reports may not be monitored and evaluated with the same level of scrutiny as they are currently by the SEC, the stock exchange and equity market analysts.

Following the closing of the BBI transaction, our common stock will cease to be publicly traded and the registration of our common stock with the SEC under the Exchange Act will be terminated. We will be required to file periodic and current reports with the SEC throughout the fiscal year following the completion of the registered exchange offer and thereafter will continue to file periodic and current reports with the SEC for so long as we are required to do so under SEC rules as a result of our public debt or to the extent we are otherwise contractually required to make such filings under the terms of our public debt. After our common stock is no longer publicly traded, we will not have any stock exchange listed securities and therefore will not be subject to any stock exchange requirements or oversight, which generally are designed to protect security holders. It is unlikely that equity market analysts will follow or report on our business, although rating agency and other debt analysts may follow or report on our business. In addition, once our stock is no longer registered under the Exchange Act, the SEC’s enhanced bi-annual review provisions under Section 408 of the Sarbanes-Oxley Act will not apply to us, although the SEC may choose to review our public reports.

If the merger with BBI is completed, BBI will control our operations, management and the performance of our obligations to you as a bondholder and you will not have any right as a bondholder to consent to such transaction or require us to repurchase your bonds.

The consummation of the merger with BBI will not require any consent from bondholders or the trustee under the Mortgage governing the bonds, nor will it trigger any mandatory or optional acceleration of our obligation to repay your bonds. Although BBI has publicly stated that it intends to retain existing management and support our current business plan and would have to pay change of control benefits in the event certain members of management were terminated following the merger, BBI is not contractually obligated under the Merger Agreement to retain existing management, in whole or in part, or to refrain from changing certain aspects of our operations. Although certain types of changes, if implemented, would be subject to the applicable oversight of the relevant utility regulatory commissions, they could nevertheless affect our operations and, therefore, our ability to satisfy our obligations to you as a bondholder. The risks and other factors that may affect BBI in its operations and decision-making relating to our business may not be the same as the risks that we have described in our SEC reports incorporated herein by reference.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

On one or more occasions, we may make statements in this prospectus regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events. All statements other than statements of historical facts, included or incorporated by reference in this prospectus, including, without limitation, the statements under “Risk Factors” located elsewhere in this prospectus or incorporated by reference herein relating to management’s current expectations of future financial performance, continued growth, changes in economic conditions or capital markets and changes in customer usage patterns and preferences are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Words or phrases such as “anticipates,” “may,” “will,” “should,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “will likely result,” “will continue” or similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. We caution that while we make such statements in good faith and believe such statements are based on reasonable assumptions, including without limitation, management’s examination of historical operating trends, data contained in records and other data available from third parties, we cannot assure you that our projections will be achieved. In addition to other factors and matters discussed elsewhere in our quarterly, annual and current reports that we file with the SEC, and which are incorporated by reference into this prospectus, some important factors that may cause such differences include, but are not limited to:

•

the effect of the definitive agreement to sell NorthWestern to Babcock & Brown Infrastructure Limited (BBI), including the consummation of the transaction or the termination of the definitive agreement due to a number of factors, including the failure to obtain regulatory approvals or to satisfy other customary closing conditions;

•	our ability to avoid or mitigate adverse rulings or judgments against us in our pending litigation;

•

unanticipated changes in availability of trade credit, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, may reduce revenues or may increase operating costs, each of which would adversely affect our liquidity;

•

unscheduled generation outages or forced reductions in output, maintenance or repairs, which may reduce revenues and increase cost of sales or may require additional capital expenditures or other increased operating costs;

•	adverse changes in general economic and competitive conditions in our service territories; and

•

potential additional adverse federal, state, or local legislation or regulation or adverse determinations by regulators could have a material adverse effect on our liquidity, results of operations and financial condition.

We have attempted to identify, in context, certain of the factors that we believe may cause actual future experience and results to differ materially from our current expectation regarding the relevant matter or subject area. In addition to the items specifically discussed above, our business and results of operations are subject to the uncertainties described in our Annual Report on Form 10-K for the fiscal year ended

December 31, 2006 under the caption “Risk Factors,” and your interests as a bondholder are subject to the specific additional uncertainties described under the caption “Risk Factors” in this memorandum.

From time to time, oral or written forward-looking statements are also included in our reports on Forms 10-K, 10-Q and 8-K, Proxy Statements on Schedule 14A, press releases, analyst and investor conference calls, and other communications released to the public. Although we believe that at the time made, the expectations reflected in all of these forward-looking statements are and will be reasonable, any or all of the forward-looking statements in this prospectus, our reports on Forms 10-K, 10-Q and 8-K, our Proxy Statements on Schedule 14A and any other public statements that are made by us may prove to be incorrect. This may occur as a result of assumptions, which turn out to be inaccurate or as a consequence of known or unknown risks and uncertainties. Many factors discussed in this prospectus, certain of which are beyond our control, will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from forward-looking statements. In light of these and other uncertainties, you should not regard the inclusion of a forward-looking statement in this prospectus or other public communications that we might make as a representation by us that our plans and objectives will be achieved, and you should not place undue reliance on such forward-looking statements.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made on related subjects in our subsequent annual and periodic reports filed with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated events. New factors emerge from time to time and it is not possible for management to predict all such factors.

THE EXCHANGE OFFER

Terms of the Exchange Offer

Purpose of the Exchange Offer

We sold the original bonds on September 13, 2006 in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The initial purchasers of the original bonds subsequently resold the original bonds to qualified institutional buyers in reliance on Rule 144A under the Securities Act.

In connection with the sale of original bonds to the initial purchasers pursuant to the Purchase Agreement, dated September 6, 2006, among us and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. acting as representatives for the initial purchasers named therein, the holders of the original bonds became entitled to the benefits of a registration rights agreement dated September 13, 2006, among us and the initial purchasers.

The registration rights agreement provides that:

•

NorthWestern will file an exchange offer registration statement with the SEC on or prior to 180 days after September 13, 2006 (or, if the 180th day is not a business day, the first business day thereafter),

•

NorthWestern will use its commercially reasonable efforts to cause the exchange offer registration statement be declared effective by the SEC within 270 days after September 13, 2006 (or, if the 270th day is not a business day, the first business day thereafter), and

•

if obligated to file the shelf registration statement, NorthWestern will file the shelf registration statement with the SEC as promptly as practicable but in no event more than 90 days after such filing obligation arises and to thereafter use its commercially reasonable efforts to cause the shelf registration statement to be declared effective by the SEC as promptly as practicable thereafter. NorthWestern will be permitted to suspend use of the prospectus that is part of the shelf registration statement during certain periods of time and in certain circumstances relating to pending corporate developments and public filings with the SEC and similar events.

The exchange offer being made by this prospectus, if consummated within the required time periods, will satisfy our obligations under the registration rights agreement. This prospectus, together with the letter of transmittal, is being sent to all beneficial holders of original bonds known to us.

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept all original bonds properly tendered and not withdrawn prior to the expiration date. We will issue $1,000 principal amount of new bonds in exchange for each $1,000 principal amount of outstanding original bonds accepted in the exchange offer. Holders may tender some or all of their original bonds pursuant to the exchange offer.

Based on no-action letters issued by the staff of the SEC to third parties, we believe that holders of the new bonds issued in exchange for original bonds may offer for resale, resell and otherwise transfer the new bonds, other than any holder that is an affiliate of ours within the meaning of Rule 405 under the

Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act. This is true as long as the new bonds are acquired in the ordinary course of the holder’s business, the holder has no arrangement or understanding with any person to participate in the distribution of the new bonds and neither the holder nor any other person is engaging in or intends to engage in a distribution of the new bonds. A broker-dealer that acquired original bonds directly from us cannot exchange the original bonds in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the new bonds cannot rely on the no-action letters of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives new bonds for its own account in exchange for original bonds, where such original bonds were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new bonds. See “Plan of Distribution” for additional information.

We shall be deemed to have accepted validly tendered original bonds when, as and if we have given oral or written notice of the acceptance of such bonds to the exchange agent. The exchange agent will act as agent for the tendering holders of original bonds for the purposes of receiving the new bonds from the issuers and delivering new bonds to such holders.

If any tendered original bonds are not accepted for exchange because of an invalid tender or the occurrence of the conditions set forth under “—Conditions” without waiver by us, certificates for any such unaccepted original bonds will be returned, without expense, to the tendering holder of any such original bonds as promptly as practicable after the expiration date.

Holders of original bonds who tender in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original bonds, pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes in connection with the exchange offer. See “—Fees and Expenses.”

Shelf Registration Statement

Pursuant to the registration rights agreement, if

•	NorthWestern is not permitted to file the exchange offer registration statement or consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy,

•

any initial purchaser so requests in writing during the 20 business days following consummation of the exchange offer, with respect to original bonds, including bonds acquired in a private exchange, not eligible to be exchanged for new bonds in the exchange offer and held by it following consummation of the exchange offer,

•

any holder of Transfer Restricted Securities (as defined below) notifies NorthWestern in writing during the 20 business days following consummation of the exchange offer that, based upon an opinion of counsel, it was not eligible to participate in the exchange offer, or, if such holder participated in the exchange offer, such holder did not receive freely tradeable new bonds, or

•	the exchange offer is not consummated within 310 days of September 13, 2006,

then NorthWestern will be required to file with the SEC a shelf registration statement to cover resales of the bonds by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement.

NorthWestern will use its commercial reasonable efforts to cause the applicable registration statement to be declared effective as promptly as possible by the SEC. For purposes of the foregoing, “Transfer Restricted Securities” means each original bond, including original bonds acquired in a private exchange, until the earlier to occur of:

•	the date on which such original bond has been exchanged by a person other than a broker-dealer for a freely tradable new bond in the exchange offer,

•

following the exchange by a broker-dealer in the exchange offer of an original bond for a new bond, the date on which such new bond is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of this prospectus,

•

the date on which such original bond, including an original bond acquired in a private exchange, has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement, or

•

the date on which such original bond, including an original bond acquired in a private exchange, is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

A holder that sells original bonds pursuant to the shelf registration statement generally must be named as a selling securityholder in the related prospectus, must deliver a prospectus to the purchaser or purchasers, and will be subject to civil liability provisions under the Securities Act in connection with such sales. A seller of the original bonds also will be bound by applicable provisions of the registration rights agreement, including indemnification obligations. In addition, each holder of original bonds must deliver information to be used in connection with the shelf registration statement and provide comments on the shelf registration statement in order to have its original bonds included in the shelf registration statement and benefit from the provisions regarding any liquidated damages in the registration rights agreement.

Additional Interest in Certain Circumstances

Additional interest with respect to the original bonds shall be assessed as described below upon the occurrence of any of the following events registration defaults:

•	if, on or prior to 180 days after September 13, 2006, the exchange offer registration statement has not been filed with the SEC;

•	if, on or prior to 90 days after the filing obligation to file a shelf registration statement arises, such shelf registration statement has not been filed with the SEC;

•	if, on or prior to 310 days after September 13, 2006, the exchange offer has not been consummated;

•

if, on or prior to 90 days after the end of the period referenced above during which any required shelf registration statement is to be filed with the SEC, such shelf registration statement has not been declared effective by the SEC; or

•	if, after either the exchange offer registration statement or the shelf registration statement is declared effective,

•	such registration statement thereafter ceases to be effective, or

•	such registration statement or the related prospectus ceases to be usable, except as permitted in the registration rights agreement.

If any of the above events occur, additional interest shall accrue on the original bonds over and above the interest set forth in the title of the original bonds at an annual rate of 0.25% for the first 90-day period immediately following the occurrence of any of the foregoing registration defaults, and such annual rate will increase by an additional 0.25% with respect to each subsequent 90-day period until all such registration defaults have been cured, up to a maximum additional annual rate of 1.0%.

The sole remedy available to the holders of the original bonds will be the immediate increase in the interest rate on the original bonds as described above. Any amounts of additional interest due as described above will be payable in cash on the same interest payment dates as the original bonds.

Expiration Date; Extensions; Amendment

We will keep the exchange offer open for not less than 30 days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to the holders of the original bonds. The term “expiration date” means the expiration date set forth on the cover page of this prospectus, unless we extend the exchange offer, in which case the term “expiration date” means the latest date to which the exchange offer is extended.

In order to extend the expiration date, we will notify the exchange agent of any extension by oral or written notice and will issue a public announcement of the extension, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right

•

to delay accepting any original bonds, to extend the exchange offer or to terminate the exchange offer and not accept original bonds not previously accepted if any of the conditions set forth under “—Conditions” shall have occurred and shall not have been waived by us, if permitted to be waived by us, by giving oral or written notice of such delay, extension or termination to the exchange agent, or

•	to amend the terms of the exchange offer in any manner deemed by us to be advantageous to the holders of the original bonds.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice. If the exchange offer is amended in a manner determined by us to constitute a material change, we promptly will disclose such amendment in a manner reasonably calculated to inform the holders of the original bonds of such amendment. Depending upon the significance of the amendment, we may extend the exchange offer if it otherwise would expire during such extension period.

Without limiting the manner in which we may choose to make a public announcement of any extension, amendment or termination of the exchange offer, we will not be obligated to publish, advertise, or otherwise communicate any such announcement, other than by making a timely release to an appropriate news agency and as may be required by the SEC.

Exchange Offer Procedures

To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures on the letter of transmittal guaranteed if required by instruction 4 of the letter of transmittal, and mail or otherwise deliver such letter of transmittal or such facsimile or an agent’s message in connection with a book entry transfer, together with the original bonds and any other required documents. To be validly tendered, such documents must reach the exchange agent before 5:00 p.m., New York City time, on the expiration date. Delivery of the original bonds may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the exchange agent prior to the expiration date.

The term “agent’s message” means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent, forming a part of a confirmation of a book-entry transfer, which states that such book-entry transfer facility has received an express acknowledgment from the participant in such book-entry transfer facility tendering the original bonds that such participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce such agreement against such participant.

The tender by a holder of original bonds will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

Delivery of all documents must be made to the exchange agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

Each broker-dealer that receives new bonds for its own account in exchange for original bonds, where such original bonds were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new bonds. See “Plan of Distribution.”

THE METHOD OF DELIVERY OF ORIGINAL BONDS AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDERS. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY TO THE EXCHANGE AGENT BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR ORIGINAL BONDS SHOULD BE SENT TO US.

Only a holder of original bonds may tender original bonds in the exchange offer. The term “holder” with respect to the exchange offer means any person in whose name original bonds are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

Any beneficial holder whose original bonds are registered in the name of its broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on its behalf. If such beneficial holder wishes to tender on its own behalf, such registered holder must, prior to completing and executing the letter of transmittal and delivering its original bonds, either make appropriate arrangements to register ownership of the original bonds in such holder’s name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

Signatures on a letter of transmittal or a notice of withdrawal, must be guaranteed by an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, unless the original bonds are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

•	for the account of an eligible guarantor institution.

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantee must be by an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any original bonds listed therein, such original bonds must be endorsed or accompanied by appropriate bond powers and a proxy which authorizes such person to tender the original bonds on behalf of the registered holder, in each case signed as the name of the registered holder or holders appears on the original bonds.

If the letter of transmittal or any original bonds or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority so to act must be submitted with the letter of transmittal.

All questions as to the validity, form, eligibility, including time of receipt, and withdrawal of the tendered original bonds will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all original bonds not properly tendered or any original bonds our acceptance of which, in the opinion of our counsel, would be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular original bonds. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original bonds must be cured within such time as we shall determine. None of us, the exchange agent or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of original bonds, nor shall any of them incur any liability for failure to give such notification. Tenders of original bonds will not be deemed to have been made until such irregularities have been cured or waived. Any original bonds received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders of original bonds without cost to such holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

In addition, we reserve the absolute right in our sole discretion to

•

purchase or make offers for any original bonds that remain outstanding subsequent to the expiration date or, as set forth under “—Conditions,” to terminate the exchange offer in accordance with the terms of the registration rights agreements, and

•	to the extent permitted by applicable law, purchase original bonds in the open market, in privately negotiated transactions or otherwise.

The terms of any such purchases or offers may differ from the terms of the exchange offer.

By tendering, each holder will represent to us that, among other things,

•	the new bonds acquired pursuant to the exchange offer are being obtained in the ordinary course of business of such holder or other person,

•	neither such holder or other person has any arrangement or understanding with any person to participate in the distribution of such new bonds,

•

such holder or other person is not our “affiliate,” as defined under Rule 405 of the Securities Act, or, if such holder or other person is such an affiliate, will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, and

•	if such holder is not a broker-dealer, neither such holder nor such other person is engaged in or intends to engage in a distribution of the new bonds,

•

if such holder is a broker-dealer that receives new bonds for its own account in exchange for the original bonds, where such original bonds were acquired by such broker-dealer as a result of market-making activities or other trading activities, such broker-dealer will deliver a prospectus in connection with any resale of such new bonds.

We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the original bonds at The Depository Trust Company for the purpose of facilitating the exchange offer, and subject to the establishment of such accounts, any financial institution that is a participant in The Depository Trust Company’s system may make book-entry delivery of original bonds by causing The Depository Trust Company to transfer such original bonds into the exchange agent’s account with respect to the original bonds in accordance with The Depository Trust Company’s procedures for such transfer. Although delivery of the original bonds may be effected through book-entry transfer into the exchange agent’s account at The Depository Trust Company, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee, or an agent’s message in lieu of the letter of transmittal, and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to The Depository Trust Company does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

Holders who wish to tender their original bonds and

•	whose original bonds are not immediately available, or

•

who cannot deliver their original bonds, the letter of transmittal or any other required documents to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer, or

•	who cannot complete the procedures for delivery by book-entry transfer prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer,

may effect a tender if:

•	the tender is made by or through an “eligible guarantor institution,”

•

prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer, the exchange agent receives from such “eligible guarantor institution” a properly completed and duly executed Notice of Guaranteed Delivery, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of the original bonds, the certificate number or numbers of such original bonds and the principal amount of original bonds tendered, stating that the tender is being made thereby, and guaranteeing that, within three business days after the expiration date, the letter of transmittal, or facsimile thereof or agent’s message in lieu of the letter of transmittal, together with the certificate(s) representing the original bonds to be tendered in proper form for transfer and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent, and

•

a properly completed and duly executed letter of transmittal, or facsimile thereof, together with the certificate(s) representing all tendered original bonds in proper form for transfer or an agent’s message in the case of delivery by book-entry transfer and all other documents required by the letter of transmittal are received by the exchange agent within three business days after the expiration date.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, tenders of original bonds may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

To withdraw a tender of original bonds in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

•	specify the name of the depositor, who is the person having deposited the original bonds to be withdrawn,

•

identify the original bonds to be withdrawn, including the certificate number or numbers and principal amount of such original bonds or, in the case of original bonds transferred by book-entry transfer, the name and number of the account at The Depository Trust Company to be credited,

•

be signed by the depositor in the same manner as the original signature on the letter of transmittal by which such original bonds were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the original bonds register the transfer of such original bonds into the name of the depositor withdrawing the tender, and

•	specify the name in which any such original bonds are to be registered, if different from that of the depositor.

All questions as to the validity, form and eligibility, including time of receipt, of such withdrawal notices will be determined by us, and our determination shall be final and binding on all parties. Any original bonds so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new bonds will be issued with respect to the original bonds withdrawn unless the original bonds so withdrawn are validly retendered. Any original bonds which have been tendered but which are not accepted for exchange will be returned to their holder without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original bonds may be retendered by following one of the procedures described above under “—Exchange Offer Procedures” at any time prior to the expiration date.

Conditions

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange, any original bonds for any new bonds, and may terminate or amend the exchange offer before the expiration date, if the exchange offer violates any applicable law or interpretation by the staff of the SEC.

If we determine in our reasonable discretion that the foregoing condition exists, we may

•	refuse to accept any original bonds and return all tendered original bonds to the tendering holders,

•

extend the exchange offer and retain all original bonds tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders who tendered such original bonds to withdraw their tendered original bonds, or

•

waive such condition, if permissible, with respect to the exchange offer and accept all properly tendered original bonds which have not been withdrawn. If such waiver constitutes a material change to the exchange offer, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the holders, and we will extend the exchange offer as required by applicable law.

Exchange Agent

The Bank of New York has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal and any other required documents should be directed to the exchange agent at the address or facsimile number set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

THE BANK OF NEW YORK

By Mail, Overnight Delivery or Hand Delivery:

The Bank of New York

101 Barclay Street – 7 East

Corporate Trust Operations

New York, New York 10286

Attention: Diane Amoroso – Reorganization Unit

Reference: NorthWestern Corporation Exchange

By Facsimile for Eligible Institutions:

(212) 298-1915

Attention: Reorganization Unit

Reference: NorthWestern Corporation Exchange

To Confirm By Telephone or for Information:

(212) 815-2742

Reference: NorthWestern Corporation Exchange

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer. The estimated cash expenses to be incurred in connection with the exchange offer will be paid by us. Such expenses include fees and expenses of The Bank of New York as exchange agent, accounting and legal fees and printing costs, among others.

Accounting Treatment

The new bonds will be recorded at the same carrying value as the original bonds as reflected in our accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us. The expenses of the exchange offer and the unamortized expenses related to the issuance of the original bonds will be amortized over the term of the new bonds.

Consequences of Failure to Exchange

Holders of original bonds who are eligible to participate in the exchange offer but who do not tender their original bonds will not have any further registration rights, and their original bonds will continue to be subject to restrictions on transfer of the original bonds as described in the legend on the original bonds as a consequence of the issuance of the original bonds under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the original bonds may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

Regulatory Approvals

We do not believe that the receipt of any material federal or state regulatory approval will be necessary in connection with the exchange offer, other than the effectiveness of the exchange offer registration statement under the Securities Act.

Other

Participation in the exchange offer is voluntary and holders of original bonds should carefully consider whether to accept the terms and condition of this exchange offer. Holders of the original bonds are urged to consult their financial and tax advisors in making their own decisions on what action to take with respect to the exchange offer.

USE OF PROCEEDS

We will not receive cash proceeds from the issuance of the new bonds offered in the exchange offer. In consideration for issuing the new bonds in exchange for the original bonds as described in this prospectus, we will receive original bonds of like principal amount. The original bonds surrendered in exchange for the new bonds will be retired and cancelled.

DESCRIPTION OF THE BONDS AND THE MORTGAGE

The original bonds are, and the new bonds will be, issued under our Mortgage and Deed of Trust, dated as of October 1, 1945 (the “Original Mortgage”), to The Bank of New York (successor to Guaranty Trust Company of New York) (the “Corporate Trustee”) and Ming Ryan (successor to Arthur E. Burke) (the “Co-Trustee” and, together with the Corporate Trustee, the “Trustees”). The Original Mortgage has been previously supplemented and, in connection with the issuance of the original bonds, was further supplemented before the date of the issuance of the original bonds by the Twenty-Sixth Supplemental Indenture thereto (the “Supplemental Indenture” and, the Original Mortgage together with all supplements and amendments thereto, including such Supplemental Indenture, the “Mortgage”).

The form and terms of the new bonds are the same in all material respects as the form and terms of the original bonds, except that the new bonds will have been registered under the Securities Act, and therefore, will not bear legends restricting their transfer. Holders of new bonds will not be entitled to any exchange or registration rights with respect to the new bonds. The original bonds have not been registered under the Securities Act and are subject to certain transfer restrictions. Except as otherwise specified, references to bonds in this section refers to the original bonds and the new bonds.

The following description is a summary of the material provisions of the Mortgage. This summary does not purport to be complete and does not restate the Mortgage in its entirety. This summary is subject to, and qualified in its entirety by, reference to the provisions of the Mortgage. We urge you to read the Mortgage because it, and not this description, defines your rights as a holder of the bonds. Certain defined terms used in this description but not defined below have the meanings assigned to them in the Mortgage. Whenever particular provisions or defined terms in the Mortgage are referred to, such provisions or defined terms are incorporated by reference herein. For purposes of this Description of the Bonds and the Mortgage, references to NorthWestern refer to NorthWestern only and not to its subsidiaries.

General

The original bonds are, and the new bonds will be, issued under one of our existing first mortgage indentures and secured by a first mortgage lien on substantially all of our utility properties located in Montana and Wyoming, subject to certain exceptions described in this prospectus. See “—Security and Priority.” The original bonds were initially issued in an aggregate principal amount of $150,000,000.

Except under the circumstances described under “—Book-Entry System,” the original bonds were, and the new bonds will be, issued as one or more global bonds (each a “Global Bond”), each of which represent, or will represent, beneficial interests in such bonds (each such beneficial interest in a Global Bond being referred to herein as a “Book-Entry Bond”), and such global bonds have been, or will be, deposited with the Depository (as hereinafter defined). Beneficial interests in the bonds are, or will be, shown on, and transfers thereof will be effected through, records maintained by the Depository and its participants. Beneficial interests will be exchanged for bonds in definitive form only under the limited circumstances described under “—Book-Entry System.” The original bonds were, and the new bonds will be, issued in denominations of $1,000 and integral multiples thereof and will be transferable and exchangeable without charge (except for stamp taxes, if any, and other governmental charges) at the office of the Corporate Trustee in New York City.

Principal, Maturity and Interest

Each original bond bears interest from its date of original issuance until the principal amount thereof shall have been paid or made available for payment. The new bonds will bear interest from September 13, 2006 or the last interest payment date on which interest was paid on the original bonds surrendered in exchange therefore. Holders of original bonds that are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on such original bonds accrued from the last interest payment date to the date of issuance of the new bonds. Interest on each bond will be payable semi-annually on each March 1 and September 1 (each an “Interest Payment Date”). Interest was paid on the original bonds on March 1, 2007. Interest payments will commence on the new bonds on September 1, 2007.

Interest in respect of Book-Entry Bonds will be payable by us to the Depository and by the Depository to its Direct Participants (as hereinafter defined). Payments to the holders of Book-Entry Bonds will be the responsibility of Direct and Indirect Participants (as hereinafter defined). See “—Book-Entry System.”

Interest payable on certificated bonds will be payable to the person in whose name such bonds are registered at the close of business on the Record Date with respect to each Interest Payment Date; provided, however, that interest payable at maturity will be payable to the person to whom principal shall be payable.

The “Record Date” with respect to any Interest Payment Date shall be the February 13 or August 15 (whether or not a business day), as the case may be, preceding such Interest Payment Date, and interest on each bond will be computed on the basis of a 360-day year of twelve 30-day months.

If an Interest Payment Date or redemption date falls on a day that is not a business day, such Interest Payment Date or redemption date, as the case may be, will be the immediately succeeding business day with the same force and effect as if made on the original Interest Payment Date or redemption date, as the case may be, and no interest shall accrue for the period from and after such original Interest Payment Date or redemption date, as the case may be.

The bonds will mature on September 1, 2016 unless we redeem the bonds earlier, as discussed below.

Optional Redemption

The bonds are redeemable, in whole or in part, at any time, and at our option, at a redemption price equal to the greater of:

•	100% of the principal amount of bonds then outstanding to be redeemed, or
•

the sum of the present values of the remaining scheduled payments of principal and interest on the bonds to be redeemed (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as hereinafter defined), plus 20 basis points, as calculated by an Independent Investment Banker (as hereinafter defined);

plus, in either of the above cases, accrued and unpaid interest thereon to the redemption date.

We will mail a notice of redemption at least 30 days but not more than 60 days before the date fixed for redemption to each holder of bonds to be redeemed by first class mail to the respective addresses of each such holder as shown in the registry books for the bonds. If we elect to partially redeem the bonds, the Corporate Trustee will select in a fair and appropriate manner the bonds to be redeemed.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the bonds or portions thereof called for redemption.

“Adjusted Treasury Rate” means, with respect to any redemption date:

•

the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (as hereinafter defined) (if no maturity is within three months before or after the Remaining Life

(as hereinafter defined), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

•

if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as hereinafter defined) for such redemption date.

The Adjusted Treasury Rate will be calculated on the third business day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker (as hereinafter defined) as having a maturity comparable to the remaining term of the bonds to be redeemed that would be used at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such bonds (the “Remaining Life”) Comparable Treasury Price” means (1) the average of five Reference Treasury Dealer Quotations (as hereinafter defined) for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker (as hereinafter defined) obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means Credit Suisse Securities (USA) LLC and its successors, or if that firm is unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by us.

“Reference Treasury Dealer” means:

•

Credit Suisse Securities (USA) LLC and its successors; provided that, if Credit Suisse Securities (USA) LLC ceases to be a primary U.S. Government securities dealer in New York City (“Primary Treasury Dealer”), we will substitute another Primary Treasury Dealer, and

•	up to four other Primary Treasury Dealers selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

Redemption may be made subject to the receipt of redemption moneys by the Corporate Trustee on or before the date fixed for redemption, and in such case, if such moneys shall not have been so received, such notice shall be of no effect and the bonds subject to such redemption shall not be redeemed. The bonds are not subject to a sinking fund or other mandatory redemption.

Security and Priority

The Mortgage does not expressly limit the maximum amount of indebtedness that may be issued thereunder. See “Issuance of Additional Mortgage Bonds” below. The bonds and all other first mortgage bonds heretofore or hereafter issued under the Mortgage are collectively referred to herein as the “Mortgage Bonds.” As of December 31, 2006, $481,570,000 aggregate principal amount of bonds had been issued and remained outstanding under the Mortgage.

The original bonds are, and the new bonds will be, together with all other indebtedness now or hereafter issued under the Mortgage, secured by the Mortgage, which constitutes, in the opinion of our internal counsel, a valid first mortgage lien on all of the materially important physical properties of the utility business in the States of Montana and Wyoming which NorthWestern acquired in connection with its acquisition (through a wholly-owned subsidiary) of The Montana Power Company (the “Montana Power Utility Business”) in 2002, subject to the exception from the lien of the Mortgage of certain property (as described below) and subject to certain liens and encumbrances having priority over the lien of the Mortgage (as described below). The property subject to the lien of the Mortgage is referred to herein as the “Mortgaged Property.”

The Mortgage contains provisions for subjecting after-acquired property (subject to pre-existing liens) to the lien thereof, other than property of the character expressly excepted (as described below), and subject to certain limitations in the case of consolidation or merger (regardless of whether NorthWestern is the surviving corporation) or sale of substantially all of the Mortgaged Property. The Mortgage permits NorthWestern to acquire property subject to prior liens.

The original bonds do, and the new bonds will, rank equally in right of payment with all current and future debt that is secured by the Mortgage; provided, however, that the Trustees shall have a lien upon the Mortgaged Property prior to the bonds for the payment of their reasonable compensation and expenses and for indemnity against certain liabilities. (See Granting Clauses and Secs. 6, 36 and 96.)

Excepted Property

There are excepted from the lien of the Mortgage all of the properties and franchises owned by NorthWestern on, and acquired by NorthWestern after, the date in 2002 on which NorthWestern acquired the properties of the Montana Power Utility Business from its wholly-owned subsidiary (which, in turn, acquired the properties of the Montana Power Utility Business upon the merger of The Montana Power Company with and into that subsidiary) and assumed the Montana Mortgage, other than the properties of the Montana Power Utility Business and improvements, extensions and additions to, and replacements of and substitutions for, those properties. These excepted properties include properties that are subject to the lien of the South Dakota Mortgage which was entered into by the Company in 1993 prior to its acquisition of the Montana Power Utility Business. (See Twenty-Second Supplemental, Granting Clauses.)

In addition, there are excepted from the lien of the Mortgage the following properties (collectively, the “Excepted Property”):

•	cash and securities not specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be;
•

merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business; fuel, oil and similar materials and supplies consumable in the operation of any of the properties of NorthWestern; all aircraft, tractors, rolling stock, trolley coaches, buses, motor coaches, automobiles, motor trucks and other vehicles and materials and supplies held for the purpose of repairing or replacing any of the same;

•	bills, notes and accounts receivable, judgments, demands and choses in action, and contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; and
•

electric energy, gas, steam, water, ice and other materials or products generated, manufactured, produced, purchased or acquired by NorthWestern for sale, distribution or use in the ordinary course of its business and all timber, minerals, mineral rights and royalties, and all property used principally for the production or gathering of natural gas or for the production, gathering or storage of oil or condensate (“Gas and Oil Production Property”);

provided however, that the property and rights expressly excepted under the second and third bullet points above shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustees or a receiver or a trustee takes possession of the property subject to the Mortgage by reason of the occurrence of a Default (as defined in the Mortgage). (See Granting Clauses.)

NorthWestern has reserved the right to amend the Mortgage, without the consent of the holder of the bonds or the holders of certain other Mortgage Bonds, to eliminate the “springing lien” of the Mortgage (described in the proviso to the preceding sentence) to the extent it pertains to accounts receivable and Mortgaged Property relating thereto. (See Twenty-Fourth Supplemental, Section 4.1 and Supplemental Indenture, Section 5.01.)

Excepted Encumbrances

The lien of the Mortgage is subject and subordinate to liens and encumbrances which constitute Excepted Encumbrances (as defined in the Mortgage). Excepted Encumbrances include:

•

liens for taxes, assessments or governmental charges that are not delinquent or which are being contested in good faith, liens for workmen’s compensation awards and similar obligations that are not delinquent, and undetermined liens or charges incidental to construction;

•

liens securing indebtedness, neither assumed nor guaranteed by NorthWestern nor on which NorthWestern customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by NorthWestern for substation, transmission line, transportation line, distribution line or right of way purposes;

•

rights of any municipality or public authority pursuant to the terms of any right, power, franchise, grant, license or permit, or pursuant to any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of NorthWestern;

•

rights of others to take or receive any part of the power, gas, oil or other mineral or timber generated, developed, produced, manufactured, pumped or stored by, or grown on, or acquired with, any property of NorthWestern;

•

easements, restrictions, exceptions or reservations in any property and/or rights of way of NorthWestern for the purpose of roads, pipe lines, transmission lines, distribution lines, removal of coal or other minerals or timber and other like purposes, or for the joint or common use of real property, rights of way, facilities and/or equipment, and defects, irregularities and deficiencies in title of any property and/or rights of way, which do not materially impair the use of such property and/or rights of way for the purpose for which such property and/or rights of way are held by NorthWestern;

•

rights of any municipality or public authority to control or regulate any property of NorthWestern, or to use such property in a manner which does not materially impair the use of such property for the purposes for which it is held by NorthWestern; and

•	any obligations or duties, affecting the property of NorthWestern, to any municipality or public authority with respect to any franchise, grant, license or permit.

(See Granting Clauses and Sec. 6.)

Qualified Liens

The lien of the Mortgage may be subject and subordinate to any lien or encumbrance (not included in Excepted Encumbrances) existing upon any Property Additions made the basis under the Mortgage, among other things, for the authentication and delivery of Mortgage Bonds or the withdrawal of cash or the release of property from the lien of the Mortgage. Any such Property Additions (as defined in the Mortgage and described under “—Property Additions” below) made the basis for such events are referred to as “Funded Property Additions.” Any such lien or encumbrance on Funded Property Additions is referred to as a “Qualified Lien.” Any bond or other indebtedness secured by a Qualified Lien is referred to as a “Qualified Lien Bond.” (See Sec. 6.) As of December 31, 2006, none of NorthWestern’s Funded Property Additions was subject to a Qualified Lien.

Issuance of Additional Mortgage Bonds

General

The maximum principal amount of Mortgage Bonds which may be issued under the Mortgage is not limited (except that, until the delivery by NorthWestern to the Trustees and the recording in all counties in which the Mortgaged Property is located of a supplemental indenture increasing the same, the aggregate principal amount of advances made subsequent to May 1, 1993 and outstanding at any time that are secured by Mortgaged Property located in the State of Montana may not exceed $1,000,000,000). (See Sixteenth Supplemental, Sec. 2.) Mortgage Bonds of any series may be issued from time to time on the basis and to the extent of:

•

60% of the lesser of the cost or the fair value (determined in accordance with the Mortgage) of unfunded Property Additions (after adjustments in certain cases to offset property retirements and after making adjustments for Qualified Lien Bonds outstanding against Property Additions);

•	100% of the principal amount of retired Mortgage Bonds; and
•	100% of cash deposited with the Trustees;

provided, that $25,000,000 in total aggregate principal amount of Mortgage Bonds of any one or more series may be issued without compliance with the above limits, but only upon the showing of net earnings referred to under “—Net Earnings Test” below. (See Secs. 20, 25, 29 and 30; Fourth Supplemental, Sec. 2 and Thirteenth Supplemental, Sec. 4.)

Net Earnings Test

In general, and subject to certain exceptions in the case of the issuance of Mortgage Bonds on the basis of retired Mortgage Bonds as described in the second bullet point of the preceding paragraph, the issuance of Mortgage Bonds is subject to Adjusted Net Earnings of NorthWestern for any period of 12 consecutive months within the preceding 15 months being at least twice the interest requirements for 12 months on all Mortgage Bonds and all Qualified Lien Bonds (and any other indebtedness secured by a lien prior to the lien of the Mortgage) that are to be outstanding after the issuance of such Mortgage Bonds. This requirement is referred to as the “Net Earnings Test.”

Adjusted Net Earnings of NorthWestern are (in general terms) its operating revenues, net of its operating expenses, maintenance and repair expenses and provisions for retirement and depreciation of property, plus its other net income before income taxes (subject in the case of other net income and net revenues derived from property other than Mortgaged Property, to a limitation to 15% of total Adjusted Net Earnings). However, if Adjusted Net Earnings of Northwestern, calculated on an allocated basis taking into account only the portions of the items otherwise included in the calculation of Adjusted Net Earnings that are reasonably allocated to or from the Mortgaged Property, are less than Adjusted Net Earnings of NorthWestern calculated without such allocation, the lesser and allocated Adjusted Net Earnings are required to be used for purposes of the Net Earnings Test. (See Secs. 27, 29 and 7.)

If any Mortgage Bond or other indebtedness included in the Net Earnings Test bears interest at a variable rate, the issuance of Mortgage Bonds is subject to:

•

calculation by NorthWestern of the amount by which one-half (1/2) of Adjusted Net Earnings exceeds the interest requirements for 12 months on all fixed rate indebtedness included in the Net Earnings Test (such amount, as so calculated, being referred to as the “Maximum Permitted Variable Rate Interest Amount”); and

•

delivery by an independent (as defined for such purpose in the Mortgage) investment banking firm of a certificate to the effect that such firm believes, as of the date of such certificate, that the aggregate amount of interest to be payable on all variable rate indebtedness included in the Net Earnings Test during any 12-

month period prior to the latest stated maturity date of any of such variable rate indebtedness will not exceed the Maximum Permitted Variable Rate Interest Amount.

(See Twenty-Third Supplemental, Secs. 3.1 and 3.3.)

Property Additions

Property Additions generally include electric, gas, steam or water property acquired after July 31, 1945, but may not include (among other excluded property) (i) Gas and Oil Production Property, (ii) Excepted Property of the character described in the second and third bullet points of the second paragraph under “—Excepted Property” above, (iii) property located outside the limits of the States of Montana, Idaho, Utah, Wyoming, North Dakota and South Dakota and States contiguous thereto (unless connected by transmission, distribution or other line owned by NorthWestern to a system, line or plant owned or operated by NorthWestern which is located within such limits) or outside the limits of the United States, or (iv) any property the cost of acquisition or construction of which is chargeable under acceptable principles of accounting to operating expenses. (See Sec. 4.)

NorthWestern has reserved the right to amend the Mortgage without any approval by holders of the Mortgage Bonds (i) to make available as Property Additions (in addition to property currently available as Property Additions) (a) any form of space satellites, space stations and other analogous facilities (“Space Satellites”) and (b) various fuel transportation facilities (primarily railroad cars and other railroad equipment, tankers and other vessels), and (ii) to permit property otherwise eligible as Property Additions to be located anywhere in the United States or Canada or their coastal waters and Space Satellites to be located anywhere. Notwithstanding the amendment, the Mortgage would continue to require all Property Additions to be used or useful in connection with the energy, fuel, water or steam business.

(See Tenth Supplemental, Sec. 5.)

Basis for Issuance of Bonds

The original bonds were, and the new bonds are to be, issued on the basis of retired Mortgage Bonds. As of December 31, 2006, the amount of net Property Additions not utilized under the Mortgage was approximately $300 million, on the basis of which NorthWestern could issue $180 million of additional Mortgage Bonds. In addition, on December 31, 2006, approximately $182 million of Mortgage Bonds would have been issuable as a result of prior bond retirements.

Release of Property

Property may be released from the lien of the Mortgage on the basis of:

•	deposit with the Trustees of cash or, subject to certain limitations, obligations secured by purchase money mortgages on the released property;
•	Property Additions, after adjustments in certain cases to offset property retirements and after making adjustments for Qualified Lien Bonds outstanding against Property Additions;
•	waiver of the right to issue Mortgage Bonds on the basis of retired Mortgage Bonds (or retired Qualified Lien Bonds); and
•	cash paid to the holder of a Qualified Lien in consideration for the release of the released property from such Qualified Lien.

(See Secs. 57 to 63.)

Subject to certain limitations, cash held by the Trustees may:

•	be withdrawn by NorthWestern:
•

to the extent of the cost or fair value (determined in accordance with the Mortgage) of unfunded Property Additions (after certain deductions and additions, primarily to offset property retirements); or

•	to the extent of the waiver by NorthWestern of the right to issue Mortgage Bonds on the basis of retired Mortgage Bonds (or retired Qualified Lien Bonds); or
•	upon the request of NorthWestern, be applied to:
•	the purchase of Mortgage Bonds; or
•	the payment at maturity of any Mortgage Bonds or the redemption of Mortgage Bonds which by their terms are redeemable.

In addition, upon the request of NorthWestern, cash deposited with the Trustee as the basis for issuance of Mortgage Bonds may be applied to the purchase, payment or redemption of Mortgage Bonds as described in the second bullet point above; provided, however, that with certain exceptions, none of such cash may be applied to the payment of more than the principal amount of Mortgage Bonds so purchased, paid or redeemed. (See Secs. 31, 32 and 61.)

When property released or cash withdrawn consists of or represents proceeds of property which was not previously made the basis for the authentication and delivery of Mortgage Bonds or the release of property or the withdrawal of cash from the lien of the Mortgage, Property Additions made the basis of the release of property or a withdrawal of cash may in certain cases remain or become available as a credit under the Mortgage. Similarly, a waiver of the right to issue Mortgage Bonds made the basis of a release or withdrawal may in certain cases cease to be effective as such a waiver.

Without any necessity to comply with the requirements described above, NorthWestern may (i) release property that is obsolete or no longer necessary in NorthWestern’s operations upon substitution of other property of equal value, and (ii) may surrender certain rights, powers, franchises, licenses and permits if such surrender is necessary or desirable in the conduct of NorthWestern’s business. (See Sec. 58.) Upon compliance with less stringent requirements than those described above, Northwestern may obtain releases of unimproved real estate having de minimus value. (See Sec. 60.)

No prior notice to the holders of the Mortgage Bonds is required in connection with releases of property or withdrawals of cash, but subsequent reports are required in certain cases. (See Sec. 100.)

(See Secs. 5, 31, 32, 37 and 46.)

Application of Insurance Proceeds

The Mortgage requires that the proceeds of insurance or other method or plan of protection of the Mortgaged Property against loss by fire be paid to the Trustees and, at the request of NorthWestern, be applied by the Trustees to reimburse NorthWestern for amounts spent by NorthWestern in the rebuilding or renewal of the Mortgaged Property destroyed or damaged; provided, however, that any such proceeds (i) that are not so applied within 18 months of receipt by the Trustees, or (ii) in respect of which NorthWestern has not notified the Trustees that it intends to so apply such proceeds within such 18 months, or (iii) with respect to which NorthWestern notifies the Trustees at any time are not to be applied for such purpose may be released from the lien of the Mortgage in the same manner as described with respect to the withdrawal of cash under “—Release of Property.” (See Secs. 37 and 61.)

Consolidation, Merger, Conveyance or Lease of Assets

NorthWestern may consolidate with or merge into any other corporation or convey, transfer or lease, subject to the lien of the Mortgage, the Mortgaged Property as, or substantially as, an entirety to any corporation if: (i) such consolidation, merger, conveyance or transfer (a “Transaction”) or such lease is upon such terms as fully to preserve and in no respect to impair the lien or security of the Mortgage, or any of the rights or powers of the Trustees or the holders of the Mortgage Bonds; (ii) the due and punctual payment of the principal of and interest on all Mortgage Bonds and the due and punctual performance and observance of all the covenants and conditions of the Mortgage to be kept or performed by NorthWestern are expressly assumed, pursuant to an instrument in writing executed and delivered to the Trustees, by the corporation formed by such consolidation or into which such merger shall have been made, or acquiring all or substantially all of the Mortgaged Property as an entirety, or by the lessee under any such lease the term of which extends beyond the date of maturity of any of the Mortgage Bonds (a “Successor”); and (iii) in case of any such lease, such lease is made expressly subject to immediate termination by NorthWestern or the Trustees at any time during the continuance of a Default and by the purchaser of the property so leased upon the sale of such property by reason of a Default. (See Sec. 85.)

In the case of such a completed Transaction, the Successor will succeed to and be substituted for NorthWestern with the same effect as if it had been named in the Mortgage, and will have and may exercise under the Mortgage the same powers and rights as NorthWestern. (See Sec. 86.)

In the case of such a completed Transaction, unless the Successor elects otherwise, the Mortgage will not become a lien upon any of the properties then owned or thereafter acquired by the Successor, except for properties acquired from NorthWestern in or as a result of such Transaction and improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any part of such properties.

A Successor in such a completed Transaction that has (after giving effect to the Transaction) a plant account of at least $10,000,000 (or NorthWestern, if one or more federal, state, county or other governmental bodies or agencies or public, or semi-public corporations, districts or authorities acquires, as a bona fide step precedent to the dissolution of NorthWestern, 70% or more of NorthWestern’s outstanding shares of Common Stock) may, within 12 months after the completion of the Transaction (or such acquisition), deposit with the Trustees cash in an amount at least sufficient to redeem all bonds outstanding under the Mortgage. Following such deposit, such cash would be applied to the redemption of such Mortgage Bonds that are redeemable in accordance with their terms or to the purchase of Mortgage Bonds that are not redeemable in accordance with their terms, subject to the consent of the holders of such Mortgage Bonds not so redeemable and the procedures set forth in the Mortgage pertaining to redemption or purchase of bonds outstanding under the Mortgage. (See Sec. 87.)

Nothing in the Mortgage prevents any consolidation or merger after the consummation of which NorthWestern would be the surviving or resulting corporation or any conveyance or other transfer or lease, subject to the lien of the Mortgage, of any part of the Mortgaged Property which does not constitute the entirety, or substantially the entirety, of the Mortgaged Property. In the case of a consolidation or merger described in the preceding sentence, unless NorthWestern elects otherwise, the Mortgage will not become a lien upon any of the properties acquired by Northwestern in or as a result of such transaction or any improvements, extensions or additions to such properties or any renewals, replacements or substitutions of or for any part thereof.

NorthWestern will be the surviving entity of the BBI transaction and will remain obligated under the Mortgage and the Mortgage Bonds.

Modification of Mortgage

Modifications Requiring Consent

Except as described below, the Mortgage provides that the rights and obligations of NorthWestern and the rights of the holders of the Mortgage Bonds may be modified with the consent of the holders of 66 2/3% (or more) of the Mortgage Bonds, and, if less than all series of Mortgage Bonds are affected, the consent also of

66 2/3% (or more) of the holders of Mortgage Bonds of each series affected, except that no modification shall be effective against the holder of any Mortgage Bond without the consent of such holder if (i) it impairs such holder’s right to receive payment of principal or interest due on such Mortgage Bond on or after the respective due dates expressed in such Mortgage Bond or to institute suit to enforce such payment right; (ii) it permits the creation of any lien ranking senior to or on a parity with the lien of the Mortgage with respect to the Mortgaged Property or it permits any non-assenting holder of Mortgage Bonds to be deprived of the benefit of such lien; or (iii) it reduces the percentage of holders of the Mortgage Bonds required for modification of the Mortgage with respect to any outstanding Mortgage Bonds. (See Article XIX, Fourth Supplemental, Sec. 9 and Thirteenth Supplemental, Sec. 6.)

Modifications Without Consent

Without the consent of or notice to the holders of the Mortgage Bonds, and so long as the same does not adversely affect any Mortgage Bonds then outstanding, NorthWestern and the Trustees may enter into supplemental indentures (i) to waive or restrict any existing right of NorthWestern under the Mortgage, (ii) to provide additional covenants, limitations or restrictions for the benefit of any series of the Mortgage Bonds, (iii) to cure any ambiguity contained in the Mortgage or in any supplemental indenture, or (iv) to establish the terms and provisions of any series of Mortgage Bonds. (See Sec. 120.)

In connection with the issuance of Mortgage Bonds in 2004 (the “2004 Mortgage Bonds”), NorthWestern reserved the right to amend the Mortgage, without the consent of the holders of the 2004 Mortgage Bonds or the holders of any Mortgage Bonds subsequently issued (including the bonds described herein), to permit, without the consent of or notice to the holders of the Mortgage Bonds, amendments to and modifications of the Mortgage and any supplemental indenture (a) for any of the purposes described in clauses (i) through (iv) of the preceding sentence and (b) for any other purpose, in each case, if the same does not adversely affect the interests of the holders of the Mortgage Bonds in any material respect. (See Twenty-Fourth Supplemental, Sec. 4.2.)

Modifications Consented to by Holders of Prior Mortgage Bonds

The holders of certain prior issues of Mortgage Bonds have agreed to vote in favor of or consent to certain amendments or modifications to the Mortgage which would, among other things, (i) permit adjusted net earnings to be determined on the basis of 12 consecutive months out of the preceding 18 months, and increase the amount of other income which may be included in the determination from 15% to 20% of total adjusted net income, (ii) permit the issuance of Mortgage Bonds on the basis of 70% of property additions, (iii) delete the adjusted net earnings requirement with respect to Mortgage Bonds issued on the basis of the retirement of Mortgage Bonds or Qualified Lien Bonds, and (iv) permit the rights of holders of Mortgage Bonds to be modified with the consent of a majority in principal amount of the Mortgage Bonds of the series affected.

Defaults

Each of the following events constitutes a “Default” under the Mortgage:

•	failure to pay the principal of any bond secured by the lien of the Mortgage when the same shall become due and payable;

•	failure to pay interest on any bond secured by the lien of the Mortgage for a period of 60 days after such interest shall have become due and payable;

•	failure to pay interest on or principal of any outstanding Qualified Lien Bonds which continues beyond the period of grace, if any, specified in the Qualified Lien securing such bonds;

•	failure to pay any installment of any funds required to be applied to the purchase or redemption of any Mortgage Bonds for a period of 60 days, after the same shall have become overdue and payable;

•	certain events relating to reorganizations, bankruptcy and insolvency of NorthWestern and the appointment of a receiver or trustee for its property; and

•

the expiration of a period of 90 days after the mailing by the Trustee to NorthWestern or by the holders of 15% in principal amount of the Mortgage Bonds then outstanding to NorthWestern and the Trustee of a written demand that NorthWestern perform a specified covenant or agreement contained in the Mortgage, in any indenture supplemental to the Mortgage or in any Mortgage Bond, which NorthWestern failed to perform prior to such mailing, unless NorthWestern during such period shall have performed such specified covenant or agreement.

(See Sec. 65.)

Notices of Default

The Trustees are required to give the holders of the Mortgage Bonds notice of all defaults known to them within 90 days after the occurrence of such defaults unless such defaults have been cured before the giving of such notice, except that no such notice will be given in the case of a default of the character specified in the last bullet point under “—Defaults” above until at least 60 days after the occurrence of such default. The Trustees may withhold any notice of default (except in regard to failure of payment of principal, interest or funds for retirement of Mortgage Bonds) if it is determined in good faith that withholding such notice is in the interests of the holders of the Mortgage Bonds. For the purposes of giving or withholding notices of default, a default is any Default or any event which, with the passage of time or the giving of notice or both, would constitute a Default. (See Sec. 66.)

Remedies

Acceleration of Maturity

If a Default occurs and is continuing, the Trustees may, and upon written request of the holders of a majority in principal amount of Mortgage Bonds then outstanding will, and the holders of 25% in principal amount of Mortgage Bonds then outstanding may, declare the principal of, and accrued interest on, all outstanding Mortgage Bonds immediately due and payable. The holders of a majority in principal amount of outstanding Mortgage Bonds may annul any such declaration if, before any sale of the Mortgaged Property: (i) all non-payment Defaults have been cured; and (ii) all reasonable expenses of the Trustees and all amounts payable on the Mortgage Bonds (other than the principal of any Mortgage Bonds that would not have been due except for such declaration) have been paid. (See Sec. 67.)

Possession and Sale of Mortgaged Property

Under certain circumstances and to the extent permitted by law, if a Default occurs and is continuing, the Trustees have the power to take possession of, and to hold, operate and manage, the Mortgaged Property, and to sell the Mortgaged Property. The Trustees (if at the time such action shall be lawful) may sell at public auction all the Mortgaged Property as an entirety, or in such parcels as the holders of a majority in principal amount of the Mortgage Bonds then outstanding may request in writing, or in the absence of such request, as the Trustees may determine and may proceed by suit to enforce payment of the Mortgage Bonds and to foreclose the Mortgage and to sell the Mortgaged Property under the judgment or decree of courts of competent jurisdiction. If the Mortgaged Property is sold, whether pursuant to the power of sale granted to the Trustees under the Mortgage or pursuant to judicial proceedings, the principal of the outstanding Mortgage Bonds, if not previously due, will become immediately due. (See Secs. 68, 69, 70 and 73.)

The proceeds of any sale of Mortgaged Property by reason of the occurrence and continuance of a Default, together with any other amounts of cash then held by the Trustees as part of the Mortgaged Property, shall be applied, as follows: (i) first—to the payment of all taxes, assessments, governmental charges, Qualified Liens and liens prior to the lien of the Mortgage and of all the costs and expenses of such sale; and (ii) second—to the payment in full of the amounts then due and unpaid for principal of, premium (if any) and interest on the Mortgage Bonds and if such proceeds and other amounts are insufficient to pay in full all such amounts then due, then to the payment of such amounts ratably, with interest on the overdue principal at the rates expressed in the Mortgage Bonds, without preference or priority as to principal, premium or interest, or of any installment of interest over any other installment of interest (subject to certain exceptions relating to payments of any claim for interest which have been extended or transferred or pledged separate from the Mortgage Bond to which they relate); and (iii) third—any surplus remaining shall be paid to NorthWestern or such other Person as is lawfully entitled to receive the same. (See Sec. 76.)

Right to Direct Proceedings

If a Default occurs and is continuing, the holders of a majority in principal amount of the

Mortgage Bonds then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustees or exercising any trust power conferred on the Trustees; provided that such direction does not conflict with any rule of law or with the Mortgage; and provided further that the Trustees may decline to follow any such direction if they determine in good faith that (i) the action or proceeding so directed would involve the Trustees in personal liability or be unjustifiably prejudicial to nonassenting holders of Mortgage Bonds, or (ii) they will not be sufficiently indemnified for any expenditures in any action or proceeding so directed. (See Sec. 71.)

Remedies Limited by State Law

The laws of the states in which the Mortgaged Property is located may limit or deny the ability of the Trustees or security holders to enforce certain rights and remedies provided in the Mortgage in accordance with their terms, but in the opinion of counsel to NorthWestern, such laws do not render the Mortgage inadequate for the practical realization of the security interest and lien afforded thereby.

Limitation on Right to Institute Proceedings

No holder of any Mortgage Bond shall have any right to institute any suit, action or proceeding in equity or at law for the exercise of any right or remedy under the Mortgage, unless:

•	such holder has previously given the Trustees written notice of a Default;
•

the holders of not less than 25% in aggregate principal amount of the Mortgage Bonds then outstanding have made written request to the Trustees to institute proceedings in respect of such Default and have offered the Trustees indemnity satisfactory to the Trustees against costs, expenses and liabilities incurred in complying with such request; and

•	for 60 days after receipt of such request, the Trustees have failed to institute such proceedings.

Furthermore, no holder of Mortgage Bonds will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the lien of the Mortgage or to enforce any right under the Mortgage except in the manner provided therein. All proceedings are required to be maintained for the equal benefit of all holders of outstanding Mortgage Bonds. (See Sec. 80.)

No Impairment of Right to Receive Payment

Notwithstanding any other provision of the Mortgage, the right of any holder of any Mortgage Bond to receive payment of principal of and interest on such Mortgage Bond, on or after the respective due dates expressed in such Mortgage Bond, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder. (See Sec. 80.)

Undertaking for Costs

The holder of each Mortgage Bond is deemed to have agreed that, in any suit for the enforcement of any right or remedy under the Mortgage, or in any suit against the Trustees (or either of them) for any action taken or omitted by them (or either of them) as trustee under the Mortgage, the court may, in its discretion, (i) require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and (ii) assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses of such party litigant; provided that the foregoing does not apply to any suit instituted by the Trustees, or to any suit instituted by any holder, or group of holders, of Mortgage Bonds in an aggregate principal amount in excess of 10% of the aggregate principal amount of the Mortgage Bonds then outstanding, or to any suit instituted by any holder of any Mortgage Bonds for the enforcement of the payment of the principal of, or interest, on any Mortgage Bond on or after the stated due date thereof. (See Sec. 122.)

Indemnification of Trustees

As a condition precedent to certain actions to be taken by the Trustees in the enforcement of the lien of the Mortgage and the institution of actions on the Mortgage Bonds, the Trustees may require adequate indemnity against costs, expenses and liabilities to be incurred in connection therewith. (See Sec. 80.)

Resignation or Removal of Trustees

One or both of the Trustees may at any time resign and be discharged of the trusts created by the Mortgage by giving written notice to NorthWestern and thereafter publishing notice of such resignation, specifying a date when such resignation shall take effect, in the manner provided in the Mortgage, and such resignation shall take effect upon the day specified in such notice unless a successor trustee shall have previously been appointed by the holders of the Mortgage Bonds or by NorthWestern in the manner provided in the Mortgage and in such event such resignation shall take effect immediately upon the appointment of such successor trustee. One or both of the Trustees may be removed at any time by the holders of a majority in principal amount of the Mortgage Bonds then outstanding. In the absence of a Default or an event which, after notice, the passage of time or both, would constitute a Default, any Trustee appointed by NorthWestern (as described below) may also be removed by NorthWestern. (See Sec. 101, Eighteenth Supplemental, Article I.)

If one or both of the Trustees resigns or is removed or a vacancy (as defined for such purpose in the Mortgage) otherwise exists in the office of one or both of the Trustees, such vacancy may be filled by the holders of a majority in principal amount of the Mortgage Bonds then outstanding; provided that, until such vacancy is filled by such holders, NorthWestern may appoint a successor trustee to fill such vacancy until such holders appoint a successor trustee for such purpose (and any successor trustee appointed by NorthWestern shall be superseded by a successor trustee appointed by such holders if such appointment is made within one year of the publishing of notice of such vacancy in accordance with the Mortgage); and provided further that if such vacancy is not filled within six months after it arose, the holder of any Mortgage Bond or the retiring Trustee may apply to any court of competent jurisdiction for the appointment of a successor Mortgage Trustee to fill such vacancy. (See Sec. 102.)

The Mortgage contains special provisions with respect to resignation, removal and replacement of a Trustee in the event of a conflict of interest on the part of such Trustee. (See Sec. 99.)

Evidence to be Furnished to Trustees

Compliance with Mortgage provisions is evidenced by written statements of NorthWestern officers or persons selected or paid by NorthWestern. In certain cases, opinions of counsel and certification of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. In addition, an annual compliance certificate is required to be filed by NorthWestern as to the absence (or, if applicable and set forth in such certificate, the presence) of default under any of the covenants in the Mortgage. (See Sec. 44.)

Governing Law

The Mortgage does not contain a contractual choice of law as the governing law of the Mortgage or the Mortgage Bonds.

Book-Entry System

Book-Entry, Delivery and Form

Except as set forth below, the new bonds will be issued in registered, global form in minimum denominations of $1,000 and integral multiples thereof.

The new bonds initially will be represented by one or more bonds in registered, global form (a “Global Bond” or the “Global Bonds”). The Global Bonds will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Bonds may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Bonds may not be exchanged for definitive bonds in registered certificated form except in the limited circumstances described below. Please read “— Exchange of Global Bonds for Certificated Bonds.” Except in the limited circumstances described below, owners of beneficial interests in the Global Bonds will not be entitled to receive physical delivery of bonds in certificated form.

In addition, transfers of beneficial interests in the Global Bonds will be subject to the applicable rules and procedures of DTC and its Direct or Indirect Participants (including, if applicable, those of the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”)), which may change from time to time.

Depository Procedures

The following is based solely on information furnished by DTC:

DTC will act as securities depository for the Global Bonds. The Global Bonds will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee).

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 2.2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of Direct Participants of DTC and Members of the National Securities Clearing Corporation (“NCSS”), Fixed Income Clearing Corporation (“FICC”) and Emerging Markets Clearing Corporation (“EMCC”) (NSCC, FICC, and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants” and together with Direct Participants, the “Participants”). DTC has Standard & Poor’s highest rating: AAA. The DTC rules applicable to its Participants are on file with the SEC.

Purchases of the bonds under the DTC system must be made by or through Direct Participants, which will receive a credit for the bonds on DTC’s records. The ownership interest of each actual purchaser of each bond (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the bonds are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the bonds, except in the event that use of the book-entry system for the bonds is discontinued.

To facilitate subsequent transfers, all bonds deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of bonds with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the bonds; DTC’s records reflect only the identity of the Direct Participants to whose accounts such bonds are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the bonds are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the bonds unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the bonds are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds and principal and interest payments on the bonds will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Corporate Trustee, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, us or the Corporate Trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the Corporate Trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the bonds at any time by giving reasonable notice to us or the Corporate Trustee. Under such circumstances, in the event that a successor depository is not obtained, bonds in certificated form are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository), subject to the procedures of DTC. In that event, bonds in certificated form will be printed and delivered.

Neither we nor the Trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the bonds or for maintaining, supervising or reviewing any records relating to such beneficial interests.

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has also advised us that, pursuant to procedures established by DTC:

•	upon deposit of the Global Bonds, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Bonds; and

•

ownership of these interests in the Global Bonds will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Direct Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Bonds).

Except as described below in the section entitled “—Exchange of Global Bonds for Certificated Bonds,” owners of interests in the Global Bonds will not have bonds registered in their names, will not receive physical delivery of bonds in certificated form and will not be considered the registered owners or “holders” thereof under the Mortgage for any purpose.

Payments in respect of the principal of, and interest, premium and Additional Interest, if any, on a Global Bond registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Mortgage. Under the terms of the Mortgage, we and the Corporate Trustee will treat the persons in whose names the bonds, including the Global Bonds, are registered as the owners of the bonds for the purpose of receiving payments and for all other purposes. Consequently, neither we, the Trustees, nor any agent of us or the Trustees has or will have any responsibility or liability for:

•

any aspect of DTC’s records or any Direct Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Bonds or for maintaining, supervising or reviewing any of DTC’s records or any Direct Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Bonds; or

•	any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

Except for trades involving only Euroclear and Clearstream participants, interests in the Global Bonds are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See the section entitled “—Same Day Settlement and Payment.”

Subject to the transfer restrictions set forth under the section entitled “Transfer Restrictions,” transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the bonds described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary. These cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Bond in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of bonds only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Bonds and only in respect of the portion of the aggregate principal amount of the bonds as to which the Participant or Participants has or have given direction. However, if there is a Default under the bonds, DTC reserves the right to exchange the Global Bonds for legended bonds in certificated form, and to distribute those bonds to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Rule 144A Global Bonds and the Regulation S Global Bonds among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform these procedures, and may discontinue these procedures at any time. Neither we nor the Corporate Trustee nor any of our respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Bonds for Certificated Bonds

A Global Bond is exchangeable for definitive bonds in registered certificated form (“Certificated Bonds”) if:

•

DTC (i) notifies us that it is unwilling or unable to continue as depositary for the Global Bonds and we fail to appoint a successor depositary or (ii) has ceased to be a clearing agency registered under the Exchange Act and we fail to appoint a successor depositary;

•	we, at our option, notify the Corporate Trustee in writing that we elect to cause the issuance of the Certificated Bonds, subject to the procedures of DTC; or
•	there shall have occurred and be continuing a Default with respect to the bonds.

Same Day Settlement and Payment

Payments on bonds will be made at the office or agency of the paying agent and registrar within the City and State of New York except that:

•

we may make payments in respect of the bonds represented by the Global Bonds (including principal, premium, if any, interest and Additional Interest, if any) by wire transfer of immediately available funds to the U.S. dollar accounts in the United States specified by the Global Bond holder;

•

we may make all payments of principal, interest and premium and Additional Interest if any, with respect to Certificated Bonds by wire transfer of immediately available funds to the accounts specified by the holders of those bonds; and

•	if no account is specified by a holder, we may mail a check to that holder’s registered address.

The bonds represented by the Global Bonds are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in the bonds will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Bonds will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Bond from a Participant in DTC will be credited, and that crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Bond by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material United States federal income tax consequences of the exchange of original bonds issued on September 13, 2006 for new bonds and the ownership and disposition of the new bonds. This summary deals only with bonds held as capital assets by initial beneficial owners that purchased original bonds at their original issue price and does not address tax considerations applicable to investors that may be subject to special tax rules such as dealers in securities, financial institutions, regulated investment companies, insurance companies, tax-exempt entities, partnerships and other pass-through entities, Foreign Holders (as defined below), expatriates, persons holding the bonds as part of a hedging or conversion transaction, a straddle or a constructive sale, and persons subject to the alternative minimum tax or whose functional currency is not the United States dollar. This summary does not purport to be a complete analysis of all the potential tax considerations relating to the exchange offer or the ownership and disposition of new bonds. In addition, this discussion does not consider the effect of any applicable foreign, state, local or other tax laws or United States estate or gift laws.

As used in this summary:

•

“United States Holder” means a beneficial owner of the bonds who or that: is a citizen or resident of the United States; is a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States or political subdivision thereof; is an estate the income of which is subject to United States federal income taxation regardless of its source; or is a trust if (a) a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, or (b) the trust has a valid election in effect under applicable United States treasury regulations to be treated as a United States person; A

•	“Foreign Holder” is a beneficial owner of bonds who or that is an individual, corporation, trust or estate and not a United States Holder;
•	“Code” means the United States Internal Revenue Code of 1986, as amended to date; and
•	“IRS” means the United States Internal Revenue Service.

If a holder is an entity treated as a partnership for United States federal income tax purposes, the tax treatment of each partner of such partnership will generally depend upon the status of the partner and the activities of the partnership. Partners in partnerships which hold bonds should consult their tax advisors.

The discussion of the United States federal income tax considerations below is based on currently existing provisions of the Code, the applicable United States Treasury regulations promulgated and proposed under the Code, judicial decisions and administrative interpretations, all of which are subject to change, possibly on a retroactive basis. Because individual circumstances may differ, you are strongly urged to consult your tax advisor with respect to your particular tax situation and the particular tax effects of any United States federal, state, local, foreign or other tax laws and possible changes in the tax laws.

The Exchange Offer

Pursuant to this exchange offer, holders are entitled to exchange the original bonds for new bonds that will be substantially identical in all material respects to the original bonds, except that the new bonds will be registered with the SEC and therefore will not be subject to transfer restrictions. We believe that the exchange of original bonds for new bonds pursuant to the exchange offer described above will not constitute a taxable event for United States federal income tax purposes. Accordingly,

•	no gain or loss will be realized by a holder upon receipt of a new bond;
•	the holding period of the new bonds will include the holding period of the original bonds exchanged therefore:

•	the adjusted tax basis of the new bonds will be the same as the adjusted tax basis of the original bonds exchanged at the time of such exchange; and
•	a holder will recognize interest income in respect of the new bonds in the same amounts and at the same time as such holder would have recognized in respect of the original bonds.

Ownership and Disposition of New Bonds

Interest. A United States Holder will be required to include in gross income the stated interest on a bond at the time that such interest accrues or is received, in accordance with the United States Holder’s regular method of accounting for United States federal income tax purposes. The original bonds were not, and the new bonds will not be, issued with original issue discount.

Sale, exchange, or retirement of the bonds. A United States Holder’s tax basis in a bond generally will be its cost. A United States Holder generally will recognize gain or loss on the sale, exchange, retirement (including a redemption) or other taxable disposition of a bond in an amount equal to the difference between the amount of cash plus the fair market value of any property received, other than any such amount attributable to accrued interest (which will be taxable as such if not previously included in income), and the United States Holder’s tax basis in the bond. Gain or loss recognized on the sale, exchange or retirement of a bond generally will be capital gain or loss. In the case of a non-corporate United States Holder, the federal tax rate applicable to capital gains will depend upon the United States Holder’s holding period for the bonds, with a preferential rate available for bonds held for more than one year, and upon the United States Holder’s marginal tax rate for ordinary income. The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding

Backup withholding and information reporting may apply to payments of interest on a bond and to the proceeds of the sale, redemption or other disposition of a bond. We, our paying agent or a broker, as the case may be, will be required to withhold from any payment a backup withholding tax, currently at a rate of 28%, if a United States Holder (other than an exempt recipient such as a corporation):

•	fails to furnish or certify his correct taxpayer identification number to the payor in the manner required;
•	is notified by the IRS that he has failed to report payments of interest or dividends properly; or
•	under certain circumstances, fails to certify that he has not been notified by the IRS that he is subject to backup withholding for failure to report interest or dividend payments.

A United States Holder will generally be eligible for an exemption from backup withholding by providing a properly completed IRS Form W-9 to the applicable payor.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Holders of bonds should consult their own tax advisors regarding the application of information reporting and backup withholding to their particular circumstances.

PLAN OF DISTRIBUTION

If you wish to exchange your original bonds in the exchange offer, you will be required to make representations to us as described in “The Exchange Offer—Exchange Offer Procedures” in this prospectus and in the letter of transmittal. In addition, each broker-dealer that receives new bonds for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new bonds. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new bonds received in exchange for original bonds where such original bonds were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of new bonds by broker-dealers. New bonds received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new bonds or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new bonds. Any broker-dealer that resells new bonds that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new bonds may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of new bonds and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

A broker dealer that acquired original bonds directly from us cannot exchange the original bonds in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the new bonds cannot rely on the no-action letters of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

For a period of 180 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the original bonds, other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the original bonds, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

NOTICE TO CANADIAN RESIDENTS

Any resale of the bonds in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Bond holders resident in Canada are advised to seek legal advice prior to any resale of the bonds.

LEGAL MATTERS

The legality of the new bonds offered in this prospectus will be passed upon for us by Leonard, Street and Deinard Professional Association, Minneapolis, Minnesota.

EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedule, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from NorthWestern Corporation’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports express an unqualified opinion and, as to the report relating to the consolidated financial statements and consolidated financial statement schedule, includes an explanatory paragraph relating to the emergence from bankruptcy and adoption of fresh-start reporting in 2004 as described in Notes 1 and 4), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by NorthWestern Corporation or the initial purchasers of the bonds. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that the information herein is correct as of any time after the date hereof or that there has not been a change in the affairs of NorthWestern Corporation since the date hereof.

, 2007

NorthWestern Corporation d/b/a

Offer to Exchange

its

6.04% First Mortgage due 2016,

which have been registered under

the Securities Act of 1933,

for any and all outstanding

6.04% First Mortgage Bonds due 2016,

which have not

been registered under

the Securities Act of 1933

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102(b)(7) of the Delaware General Corporation Law, or the DGCL, enables a corporation incorporated in the State of Delaware to eliminate or limit, through provisions in its original or amended certificate of incorporation, the personal liability of a director for violations of the director’s fiduciary duties, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any liability imposed pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation incorporated in the State of Delaware may indemnify any person or persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee, or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe that the challenged conduct was unlawful. A corporation incorporated in the State of Delaware may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must provide indemnification against the expenses that such officer or director actually and reasonably incurred.

NorthWestern’s Certificate of Incorporation and Bylaws provide for indemnification of its directors and officers to the fullest extent permitted by the DGCL.

Section 145(g) of the DGCL authorizes a corporation incorporated in the State of Delaware to provide liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the corporation. NorthWestern maintains a policy insuring its directors and officers and directors and officers of its subsidiary companies, to the extent they may be required or permitted to indemnify such directors or officers, against certain liabilities arising from acts or omission in the discharge of their duties that they shall become legally obligated to pay.

Certificate of Incorporation

NorthWestern’s Certificate of Incorporation provides that directors of NorthWestern shall not be personally liable to NorthWestern or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to the payment of dividends or the approval of stock repurchases that are illegal, or (iv) for any transaction from which the director derived any improper personal benefit.

Bylaws

The Bylaws of NorthWestern provide that to the extent permitted by law, NorthWestern shall indemnify any person, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person was or is an officer or director of NorthWestern or of another entity at the request of NorthWestern. The Bylaws further provide that NorthWestern shall reimburse any director or officer for expenses, including attorneys’ fees, incurred by her or him in defending any civil, criminal, administrative or investigative action, suit or proceeding to the extent that such director or officer is successful on the merits in defense of any such action. Additionally, the Bylaws provide that NorthWestern shall pay expenses incurred in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such expenses if it is ultimately determined that such director or officer is not entitled to be indemnified by NorthWestern against such expenses.

Indemnification Agreements

NorthWestern has entered into indemnification agreements with all of its current directors and certain senior members of management. The indemnification agreements generally require NorthWestern to indemnify and hold such persons harmless to the greatest extent permitted by law for liabilities arising out of such person’s service to NorthWestern as a director or manager, if such person acted in good faith and in a manner that the person reasonably believed to be in or not opposed to NorthWestern’s best interests and, with respect to criminal proceedings, if the person had no reasonable cause to believe that his or her conduct was unlawful. In addition, the indemnification agreements provide that NorthWestern will make an advance payment of expenses to such person who has entered into an indemnification agreement, if such person requests such advance payment of expenses related to attorney fees and/or court costs, in connection with any proceeding relating to any fact or occurrence arising from or relating to events or occurrences specified in this paragraph.

ITEM 21. Exhibits and Financial Statement Schedules

Exhibit Number	Description of Document
3.1*

Amended and Restated Certificate of Incorporation of NorthWestern Corporation, dated November 1, 2004 (incorporated by reference to Exhibit 3.1 of NorthWestern Corporation’s Current Report on Form 8-K, dated October 20, 2004, Commission File No.  1-10499 ).

3.2(a)*

Amended and Restated By-Laws of NorthWestern Corporation, dated November 1, 2004 (incorporated by reference to Exhibit 3.2 of NorthWestern Corporation’s Current Report on Form 8-K, dated October 20, 2004, Commission File No.  1-10499 ).

3.2(b)*

Amended and Restated By-Laws of NorthWestern Corporation, dated May 3, 2006 (incorporated by reference to Exhibit 3.1 of NorthWestern Corporation’s Current Report on Form 8-K, dated March 17, 2006, Commission File No. 1-10499 ).

3.2(c)*

Amended and Restated By-Laws of NorthWestern Corporation, dated May 3, 2006 (incorporated by reference to Exhibit 3.1 of NorthWestern Corporation’s Current Report on Form 8-K, dated May 3, 2006, Commission File No. 1-10499 ).

3.2(d)*

Amended and Restated By-Laws of NorthWestern Corporation, dated May 3, 2006 (incorporated by reference to Exhibit 3.1 of NorthWestern Corporation’s Current Report on Form 8-K, dated June 27, 2006, Commission File No. 1-10499 ).

4.1(a)*

General Mortgage Indenture and Deed of Trust, dated as of August 1, 1993, from NorthWestern Corporation to The Chase Manhattan Bank (National Association), as Trustee (incorporated by reference to Exhibit 4(a) of NorthWestern Corporation’s Current Report on Form 8-K, dated August 16, 1993, Commission File No.  1-10499 ).

4.1(b)*

Supplemental Indenture, dated as of August 15, 1993, from NorthWestern Corporation to The Chase Manhattan Bank (National Association), as Trustee (incorporated by reference to Exhibit 4(b) of NorthWestern Corporation’s Current Report on Form 8-K, dated August 16, 1993, Commission File No.  1-10499 ).

4.1(c)*

Supplemental Indenture, dated as of August 1, 1995, from NorthWestern Corporation to The Chase Manhattan Bank (National Association), as Trustee (incorporated by reference to Exhibit 4(b) of NorthWestern Corporation’s Current Report on Form 8-K, dated August 30, 1995, Commission File No.  1-10499 ).

4.1(d)*

Supplemental Indenture, dated as of November 1, 2004, by and between NorthWestern Corporation (formerly known as Northwestern Public Service Company) and JPMorgan Chase Bank (successor by merger to The Chase Manhattan Bank (National Association)), as Trustee under the General Mortgage Indenture and Deed of Trust dated as of August 1, 1993 (incorporated by reference to Exhibit 4.5 of NorthWestern Corporation’s Current Report on Form 8-K, dated November 1, 2004, Commission File No.  1-10499 ).

4.1(e)*

Indenture, dated as of November 1, 2004, between NorthWestern Corporation and U.S. Bank National Association, as trustee agent (incorporated by reference to Exhibit 4.1 of NorthWestern Corporation’s Current Report on Form 8-K, dated November 1, 2004, Commission File No.  1-10499 ).

4.1(f)*

Supplemental Indenture No. 1, dated as of November 1, 2004, by and between NorthWestern Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 of NorthWestern Corporation’s Current Report on Form 8-K, dated November 1, 2004, Commission File No.  1-10499 ).

4.1(g)*

First Mortgage and Deed of Trust, dated as of October 1, 1945, by The Montana Power Company in favor of Guaranty Trust Company of New York and Arthur E. Burke, as trustees (incorporated by reference to Exhibit 7(e) of The Montana Power Company’s Registration Statement, Commission File No. 002-05927).

4.1(h)*

Thirteenth Supplemental Indenture to the Mortgage and Deed of Trust, dated as of December 1, 1991 (incorporated by reference to Exhibit 4(a)—14 of The Montana Power Company’s Registration Statement on Form S-3, dated December 16, 1992, Commission File No. 033-55816).

4.1(i)*

Fourteenth Supplemental Indenture to the Mortgage and Deed of Trust, dated as of January 1, 1993 (incorporated by reference to Exhibit 4(c) of The Montana Power Company’s Registration Statement on Form S-8, dated June 17, 1993, Commission File No. 033-64576).

4.1(j)*

Fifteenth Supplemental Indenture to the Mortgage and Deed of Trust, dated as of March 1, 1993 (incorporated by reference to Exhibit 4(d) of The Montana Power Company’s Registration Statement on Form S-8, dated June 17, 1993, Commission File No. 033-64576).

4.1(k)*

Sixteenth Supplemental Indenture to the Mortgage and Deed of Trust, dated as of May 1, 1993 (incorporated by reference to Exhibit 99(a) of The Montana Power Company’s Registration Statement on Form S-3, dated September 13, 1993, Commission File No. 033-50235).

4.1(l)*

Seventeenth Supplemental Indenture to the Mortgage and Deed of Trust, dated as of December 1, 1993 (incorporated by reference to Exhibit 99(a) of The Montana Power Company’s Registration Statement on Form S-3, dated December 5, 1994, Commission File No. 033-56739).

4.1(m)*

Eighteenth Supplemental Indenture to the Mortgage and Deed of Trust, dated as of August 5, 1994 (incorporated by reference to Exhibit 99(b) of The Montana Power Company’s Registration Statement on Form S-3, dated December 5, 1994, Commission File No. 033-56739).

4.1(n)*

Nineteenth Supplemental Indenture to the Mortgage and Deed of Trust, dated as of December 16, 1999 (incorporated by reference to Exhibit 99 of The Montana Power Company’s Annual Report on Form 10-K for the year ended December 31, 2000, Commission File No. 001-04566).

4.1(o)*

Twentieth Supplemental Indenture to the Mortgage and Deed of Trust, dated as of November 1, 2001 (incorporated by reference to Exhibit 4(u) of NorthWestern Energy, LLC’s Annual Report on Form 10-K for the year ended December 31, 2001, Commission File No. 001-31276).

4.1(p)*

Twenty-first Supplemental Indenture to the Mortgage and Deed of Trust, dated as of February 13, 2002 (incorporated by reference to Exhibit 4(v) of NorthWestern Energy, LLC’s Annual Report on Form 10-K for the year ended December 31, 2001, Commission File No. 001-31276).

4.1(q)*

Twenty-second Supplemental Indenture to the Mortgage and Deed of Trust, dated as of November 15, 2002 (incorporated by reference to Exhibit 4.1 of NorthWestern Corporation’s Current Report on Form 8-K, dated February 10, 2003, Commission File No.  1-10499 ).

4.1(r)*

Twenty-third Supplemental Indenture to the Mortgage and Deed of Trust, dated as of February 1, 2002 (incorporated by reference to Exhibit 4.2 of NorthWestern Corporation’s Current Report on Form 8-K, dated February 10, 2003, Commission File No.  1-10499 ).

4.1(s)*

Twenty-Fourth Supplemental Indenture, dated as of November 1, 2004, between NorthWestern Corporation and The Bank of New York and MaryBeth Lewicki, (incorporated by reference to Exhibit 4.4 of NorthWestern Corporation’s Current Report on Form 8-K, dated November 1, 2004, Commission File No.  1-10499 ).

4.1(t)*

Twenty-Fifth Supplemental Indenture, dated as of April 1, 2006, between NorthWestern Corporation and The Bank of New York and Ming Ryan, as trustees (incorporated by reference to Exhibit 4.4 of NorthWestern Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, Commission File No. 1-10499 ).

4.1(u)*

Twenty-Sixth Supplemental Indenture, dated as of September 1, 2006, between NorthWestern Corporation and The Bank of New York and Ming Ryan, as trustees (incorporated by reference to Exhibit 4.4 of NorthWestern Corporation’s Current Report on Form 8-K, dated September 13, 2006, Commission File No. 1-10499 ).

4.2*

Purchase Agreement, dated September 6, 2006, among NorthWestern Corporation and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as representatives of several initial purchasers (incorporated by reference to Exhibit 10.1 of NorthWestern Corporation’s Current Report on Form 8-K, dated September 13, 2006, Commission File No. 1-10499 ).

4.3*

Registration Rights Agreement, dated September 13, 2006 among NorthWestern Corporation and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as representatives of several initial purchasers (incorporated by reference to Exhibit 10.1 of NorthWestern Corporation’s Current Report on Form 8-K, dated September 13, 2006, Commission File No. 1-10499 ).

4.4*	Form of 6.04% First Mortgage Bonds due 2016 (included as Exhibit B to Exhibit 4.1(u) above).
5.1** *	Opinion of Leonard, Street and Deinard Professional Association.
10.1(a)* †

NorthWestern Energy 2005 Employee Incentive Plan, effective January 1, 2005 through December 31, 2005 (incorporated by reference to Exhibit 10.1(a) to NorthWestern Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004, Commission File No.  1-10499 ).

10.1(b)* †

NorthWestern Corporation 2004 Special Recognition Grant Restricted Stock Plan (incorporated by reference to Exhibit 3.1 of NorthWestern Corporation’s registration statement on Form S-8, dated January 31, 2005, Commission File No. 333-122428).

10.1(c)* †

NorthWestern Corporation 2005 Deferred Compensation Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.1(c) to NorthWestern Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004, Commission File No.  1-10499 ).

10.1(d)* †

NorthWestern Corporation Incentive Compensation and Severance Plan, effective through November 1, 2004 (incorporated by reference to Exhibit 10.1(d) to NorthWestern Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004, Commission File No.  1-10499 ).

10.1(e)* †

NorthWestern Corporation 2005 Long-Term Incentive Plan (incorporated by reference to Exhibit 2.1 of NorthWestern Corporation’s registration statement on Form S-8, dated May 4, 2005, Commission File No. 333-124624).

10.1(f)* †

NorthWestern Corporation 2006 Officer Severance Plan (incorporated by reference to Exhibit 99.1 of NorthWestern Corporation’s Current Report on Form 8-K, dated March 31, 2006, Commission File No.  1-10499 ).

10.1(g)* †

NorthWestern Corporation 2006 Employee Severance Plan (incorporated by reference to Exhibit 99.2 of NorthWestern Corporation’s Current Report on Form 8-K, dated March 31, 2006, Commission File No.  1-10499 ).

10.1(h)* †

Relocation Memorandum between NorthWestern Corporation and Brian B. Bird (incorporated by reference to Exhibit 10.1(h) of NorthWestern Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, Commission File No. 1-10499 ).

10.2(a)*

Credit Agreement among NorthWestern Corporation, as borrower, the several lenders from time to time parties thereto, Lehman Brothers Inc. and Deutsche Bank Securities Inc., as joint lead arrangers, Deutsche Bank Securities Inc., as syndication agent, Union Bank of California, N.A. and KeyBank National Association, s co-documentation agents, and Lehman Commercial Paper Inc., as administrative agent and collateral agent (incorporated by reference to Exhibit 99.1 of NorthWestern Corporation’s Current Report on Form 8-K, dated November 1, 2004, Commission File No.  1-10499 ).

10.2(b)*

Credit Agreement, dated as of June 30, 2005, among NorthWestern Corporation, as borrower, the several lenders from time to time parties thereto, Deutsche Bank Securities Inc. and Lehman Brothers Inc., as joint lead arrangers, Lehman Commercial Paper Inc., as syndication agent, Union Bank of California, N.A. and KeyBank National Association, as co-documentation agents, and Deutsche Bank AG New York Branch, as administrative agent and collateral agent (incorporated by reference to Exhibit 99.1 of NorthWestern Corporation’s Current Report on Form 8-K, dated June 28, 2005, Commission file No.  1-10499 ).

10.2(c)*

Purchase Agreement, dated September 6, 2006, among NorthWestern Corporation and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as representatives of several initial purchasers (incorporated by reference to Exhibit 10.1 of NorthWestern Corporation’s Current Report on Form 8-K, dated September 13, 2006, Commission File No. 1-10499 ).

10.2(d)*

Registration Rights Agreement, dated September 13, 2006 among NorthWestern Corporation and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as representatives of several initial purchasers (incorporated by reference to Exhibit 10.1 of NorthWestern Corporation’s Current Report on Form 8-K, dated September 13, 2006, Commission File No. 1-10499 ).

10.2(e)*

Purchase Agreement, dated January 18, 2007 between Mellon Leasing Corporation and NorthWestern Corporation (incorporated by reference to Exhibit 10.1 of NorthWestern Corporation's Current Report on Form 8-K, dated March 13, 2007, Commission File No. 1-10499).

12.1*

Statement Regarding Computation of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 of NorthWestern Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, Commission File No. 1-10499 ).

21*	Subsidiaries of NorthWestern Corporation (incorporated by reference to Exhibit 21 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, Commission File No. 1-10499 ).
23.1**	Consent of Independent Registered Public Accounting Firm.
23.2**	Consent of Leonard, Street and Deinard Professional Association.
24.1** *	Power of Attorney.
25.1** *	Statement of Eligibility.
99.1** *	Form of Letter of Transmittal.
99.2** *	Form of Notice of Guaranteed Delivery.
99.3** *	Form of Letter to Registered Holders and The Depository Trust Company Participants.
99.4** *	Form of Letter to Clients.
99.5** *	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

†	Management contract or compensatory plan or arrangement.

*	Incorporated by reference.

**	Filed herewith.

***	Previously filed.

All schedules for which provision is made in the applicable accounting regulations of the SEC are not required under the related instructions or are not applicable, and, therefore, have been omitted.

Item 22. Undertakings.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any acts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registration is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired, involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sioux Falls, State of South Dakota, on the 9 th day of April , 2007.

NORTHWESTERN CORPORATION

By:	/s/ MICHAEL J. HANSON
Michael J. Hanson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	April 9 , 2007
E. Linn Draper, Jr.

/s/ MICHAEL J. HANSON	President, Chief Executive Officer and Director	April 9 , 2007
Michael J. Hanson	(Principal Executive Officer)

/s/ BRIAN B. BIRD	Vice President and Chief Financial Officer	April 9 , 2007
Brian B. Bird	(Principal Financial Officer)

/s/ KENDALL G. KLIEWER	Vice President and Controller	April 9 , 2007
Kendall G. Kliewer	(Principal Accounting Officer)

*	Director	April 9 , 2007
Stephen P. Adik

*	Director	April 9 , 2007
Julia L. Johnson

*	Director	April 9 , 2007
Jon S. Fossel

*	Director	April 9 , 2007
Philip L. Maslowe

*	Director	April 9 , 2007
D. Louis Peoples

*By: /s/ KENDALL G. KLIEWER	Attorney-in-fact	April 9 , 2007
Kendall G. Kliewer

EXHIBIT INDEX

Exhibit Number	Description of Document
3.1*

Amended and Restated Certificate of Incorporation of NorthWestern Corporation, dated November 1, 2004 (incorporated by reference to Exhibit 3.1 of NorthWestern Corporation’s Current Report on Form 8-K, dated October 20, 2004, Commission File No.  1-10499 ).

3.2(a)*

Amended and Restated By-Laws of NorthWestern Corporation, dated November 1, 2004 (incorporated by reference to Exhibit 3.2 of NorthWestern Corporation’s Current Report on Form 8-K, dated October 20, 2004, Commission File No.  1-10499 ).

3.2(b)*

Amended and Restated By-Laws of NorthWestern Corporation, dated May 3, 2006 (incorporated by reference to Exhibit 3.1 of NorthWestern Corporation’s Current Report on Form 8-K, dated March 17, 2006, Commission File No. 1-10499 ).

3.2(c)*

Amended and Restated By-Laws of NorthWestern Corporation, dated May 3, 2006 (incorporated by reference to Exhibit 3.1 of NorthWestern Corporation’s Current Report on Form 8-K, dated May 3, 2006, Commission File No. 1-10499 ).

3.2(d)*

Amended and Restated By-Laws of NorthWestern Corporation, dated May 3, 2006 (incorporated by reference to Exhibit 3.1 of NorthWestern Corporation’s Current Report on Form 8-K, dated June 27, 2006, Commission File No. 1-10499 ).

4.1(a)*

General Mortgage Indenture and Deed of Trust, dated as of August 1, 1993, from NorthWestern Corporation to The Chase Manhattan Bank (National Association), as Trustee (incorporated by reference to Exhibit 4(a) of NorthWestern Corporation’s Current Report on Form 8-K, dated August 16, 1993, Commission File No.  1-10499 ).

4.1(b)*

Supplemental Indenture, dated as of August 15, 1993, from NorthWestern Corporation to The Chase Manhattan Bank (National Association), as Trustee (incorporated by reference to Exhibit 4(b) of NorthWestern Corporation’s Current Report on Form 8-K, dated August 16, 1993, Commission File No.  1-10499 ).

4.1(c)*

Supplemental Indenture, dated as of August 1, 1995, from NorthWestern Corporation to The Chase Manhattan Bank (National Association), as Trustee (incorporated by reference to Exhibit 4(b) of NorthWestern Corporation’s Current Report on Form 8-K, dated August 30, 1995, Commission File No.  1-10499 ).

4.1(d)*

Supplemental Indenture, dated as of November 1, 2004, by and between NorthWestern Corporation (formerly known as Northwestern Public Service Company) and JPMorgan Chase Bank (successor by merger to The Chase Manhattan Bank (National Association)), as Trustee under the General Mortgage Indenture and Deed of Trust dated as of August 1, 1993 (incorporated by reference to Exhibit 4.5 of NorthWestern Corporation’s Current Report on Form 8-K, dated November 1, 2004, Commission File No.  1-10499 ).

4.1(e)*

Indenture, dated as of November 1, 2004, between NorthWestern Corporation and U.S. Bank National Association, as trustee agent (incorporated by reference to Exhibit 4.1 of NorthWestern Corporation’s Current Report on Form 8-K, dated November 1, 2004, Commission File No.  1-10499 ).

4.1(f)*

Supplemental Indenture No. 1, dated as of November 1, 2004, by and between NorthWestern Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 of NorthWestern Corporation’s Current Report on Form 8-K, dated November 1, 2004, Commission File No.  1-10499 ).

4.1(g)*

First Mortgage and Deed of Trust, dated as of October 1, 1945, by The Montana Power Company in favor of Guaranty Trust Company of New York and Arthur E. Burke, as trustees (incorporated by reference to Exhibit 7(e) of The Montana Power Company’s Registration Statement, Commission File No. 002-05927).

4.1(h)*

Thirteenth Supplemental Indenture to the Mortgage and Deed of Trust, dated as of December 1, 1991 (incorporated by reference to Exhibit 4(a)—14 of The Montana Power Company’s Registration Statement on Form S-3, dated December 16, 1992, Commission File No. 033-55816).

4.1(i)*

Fourteenth Supplemental Indenture to the Mortgage and Deed of Trust, dated as of January 1, 1993 (incorporated by reference to Exhibit 4(c) of The Montana Power Company’s Registration Statement on Form S-8, dated June 17, 1993, Commission File No. 033-64576).

4.1(j)*

Fifteenth Supplemental Indenture to the Mortgage and Deed of Trust, dated as of March 1, 1993 (incorporated by reference to Exhibit 4(d) of The Montana Power Company’s Registration Statement on Form S-8, dated June 17, 1993, Commission File No. 033-64576).

4.1(k)*

Sixteenth Supplemental Indenture to the Mortgage and Deed of Trust, dated as of May 1, 1993 (incorporated by reference to Exhibit 99(a) of The Montana Power Company’s Registration Statement on Form S-3, dated September 13, 1993, Commission File No. 033-50235).

4.1(l)*

Seventeenth Supplemental Indenture to the Mortgage and Deed of Trust, dated as of December 1, 1993 (incorporated by reference to Exhibit 99(a) of The Montana Power Company’s Registration Statement on Form S-3, dated December 5, 1994, Commission File No. 033-56739).

4.1(m)*

Eighteenth Supplemental Indenture to the Mortgage and Deed of Trust, dated as of August 5, 1994 (incorporated by reference to Exhibit 99(b) of The Montana Power Company’s Registration Statement on Form S-3, dated December 5, 1994, Commission File No. 033-56739).

4.1(n)*

Nineteenth Supplemental Indenture to the Mortgage and Deed of Trust, dated as of December 16, 1999 (incorporated by reference to Exhibit 99 of The Montana Power Company’s Annual Report on Form 10-K for the year ended December 31, 2000, Commission File No. 001-04566).

4.1(o)*

Twentieth Supplemental Indenture to the Mortgage and Deed of Trust, dated as of November 1, 2001 (incorporated by reference to Exhibit 4(u) of NorthWestern Energy, LLC’s Annual Report on Form 10-K for the year ended December 31, 2001, Commission File No. 001-31276).

4.1(p)*

Twenty-first Supplemental Indenture to the Mortgage and Deed of Trust, dated as of February 13, 2002 (incorporated by reference to Exhibit 4(v) of NorthWestern Energy, LLC’s Annual Report on Form 10-K for the year ended December 31, 2001, Commission File No. 001-31276).

4.1(q)*

Twenty-second Supplemental Indenture to the Mortgage and Deed of Trust, dated as of November 15, 2002 (incorporated by reference to Exhibit 4.1 of NorthWestern Corporation’s Current Report on Form 8-K, dated February 10, 2003, Commission File No.  1-10499 ).

4.1(r)*

Twenty-third Supplemental Indenture to the Mortgage and Deed of Trust, dated as of February 1, 2002 (incorporated by reference to Exhibit 4.2 of NorthWestern Corporation’s Current Report on Form 8-K, dated February 10, 2003, Commission File No.  1-10499 ).

4.1(s)*

Twenty-Fourth Supplemental Indenture, dated as of November 1, 2004, between NorthWestern Corporation and The Bank of New York and MaryBeth Lewicki, (incorporated by reference to Exhibit 4.4 of NorthWestern Corporation’s Current Report on Form 8-K, dated November 1, 2004, Commission File No.  1-10499 ).

4.1(t)*

Twenty-Fifth Supplemental Indenture, dated as of April 1, 2006, between NorthWestern Corporation and The Bank of New York and Ming Ryan, as trustees (incorporated by reference to Exhibit 4.4 of NorthWestern Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, Commission File No. 1-10499 ).

4.1(u)*

Twenty-Sixth Supplemental Indenture, dated as of September 1, 2006, between NorthWestern Corporation and The Bank of New York and Ming Ryan, as trustees (incorporated by reference to Exhibit 4.4 of NorthWestern Corporation’s Current Report on Form 8-K, dated September 13, 2006, Commission File No. 1-10499 ).

4.2*

Purchase Agreement, dated September 6, 2006, among NorthWestern Corporation and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as representatives of several initial purchasers (incorporated by reference to Exhibit 10.1 of NorthWestern Corporation’s Current Report on Form 8-K, dated September 13, 2006, Commission File No. 1-10499 ).

4.3*

Registration Rights Agreement, dated September 13, 2006 among NorthWestern Corporation and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as representatives of several initial purchasers (incorporated by reference to Exhibit 10.1 of NorthWestern Corporation’s Current Report on Form 8-K, dated September 13, 2006, Commission File No. 1-10499 ).

4.4*	Form of 6.04% First Mortgage Bonds due 2016 (included as Exhibit B to Exhibit 4.1(u) above).
5.1** *	Opinion of Leonard, Street and Deinard Professional Association.
10.1(a)* †

NorthWestern Energy 2005 Employee Incentive Plan, effective January 1, 2005 through December 31, 2005 (incorporated by reference to Exhibit 10.1(a) to NorthWestern Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004, Commission File No.  1-10499 ).

10.1(b)* †

NorthWestern Corporation 2004 Special Recognition Grant Restricted Stock Plan (incorporated by reference to Exhibit 3.1 of NorthWestern Corporation’s registration statement on Form S-8, dated January 31, 2005, Commission File No. 333-122428).

10.1(c)* †

NorthWestern Corporation 2005 Deferred Compensation Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.1(c) to NorthWestern Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004, Commission File No.  1-10499 ).

10.1(d)* †

NorthWestern Corporation Incentive Compensation and Severance Plan, effective through November 1, 2004 (incorporated by reference to Exhibit 10.1(d) to NorthWestern Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004, Commission File No.  1-10499 ).

10.1(e)* †

NorthWestern Corporation 2005 Long-Term Incentive Plan (incorporated by reference to Exhibit 2.1 of NorthWestern Corporation’s registration statement on Form S-8, dated May 4, 2005, Commission File No. 333-124624).

10.1(f)* †

NorthWestern Corporation 2006 Officer Severance Plan (incorporated by reference to Exhibit 99.1 of NorthWestern Corporation’s Current Report on Form 8-K, dated March 31, 2006, Commission File No.  1-10499 ).

10.1(g)* †

NorthWestern Corporation 2006 Employee Severance Plan (incorporated by reference to Exhibit 99.2 of NorthWestern Corporation’s Current Report on Form 8-K, dated March 31, 2006, Commission File No.  1-10499 ).

10.1(h)* †

Relocation Memorandum between NorthWestern Corporation and Brian B. Bird (incorporated by reference to Exhibit 10.1(h) of NorthWestern Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, Commission File No. 1-10499 ).

10.2(a)*

Credit Agreement among NorthWestern Corporation, as borrower, the several lenders from time to time parties thereto, Lehman Brothers Inc. and Deutsche Bank Securities Inc., as joint lead arrangers, Deutsche Bank Securities Inc., as syndication agent, Union Bank of California, N.A. and KeyBank National Association, s co-documentation agents, and Lehman Commercial Paper Inc., as administrative agent and collateral agent (incorporated by reference to Exhibit 99.1 of NorthWestern Corporation’s Current Report on Form 8-K, dated November 1, 2004, Commission File No.  1-10499 ).

10.2(b)*

Credit Agreement, dated as of June 30, 2005, among NorthWestern Corporation, as borrower, the several lenders from time to time parties thereto, Deutsche Bank Securities Inc. and Lehman Brothers Inc., as joint lead arrangers, Lehman Commercial Paper Inc., as syndication agent, Union Bank of California, N.A. and KeyBank National Association, as co-documentation agents, and Deutsche Bank AG New York Branch, as administrative agent and collateral agent (incorporated by reference to Exhibit 99.1 of NorthWestern Corporation’s Current Report on Form 8-K, dated June 28, 2005, Commission file No.  1-10499 ).

10.2(c)*

Purchase Agreement, dated September 6, 2006, among NorthWestern Corporation and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as representatives of several initial purchasers (incorporated by reference to Exhibit 10.1 of NorthWestern Corporation’s Current Report on Form 8-K, dated September 13, 2006, Commission File No. 1-10499 ).

10.2(d)*

Registration Rights Agreement, dated September 13, 2006 among NorthWestern Corporation and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as representatives of several initial purchasers (incorporated by reference to Exhibit 10.1 of NorthWestern Corporation’s Current Report on Form 8-K, dated September 13, 2006, Commission File No. 1-10499 ).

10.2(e)*

Purchase Agreement, dated January 18, 2007 between Mellon Leasing Corporation and NorthWestern Corporation (incorporated by reference to Exhibit 10.1 of NorthWestern Corporation's Current Report on Form 8-K, dated March 13, 2007, Commission File No. 1-10499).

12.1*

Statement Regarding Computation of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 of NorthWestern Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, Commission File No. 1-10499 ).

21*	Subsidiaries of NorthWestern Corporation (incorporated by reference to Exhibit 21 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, Commission File No. 1-10499 ).
23.1**	Consent of Independent Registered Public Accounting Firm.
23.2**	Consent of Leonard, Street and Deinard Professional Association.
24.1** *	Power of Attorney.
25.1** *	Statement of Eligibility.
99.1** *	Form of Letter of Transmittal.
99.2** *	Form of Notice of Guaranteed Delivery.
99.3** *	Form of Letter to Registered Holders and The Depository Trust Company Participants.
99.4** *	Form of Letter to Clients.
99.5** *	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

†	Management contract or compensatory plan or arrangement.

*	Incorporated by reference.

**	Filed herewith.

***	Previously filed.